Contract No. 95MS-94854
                                                              September 18, 1995



                              POWER SALES AGREEMENT
                                   between the
                            UNITED STATES OF AMERICA
                              DEPARTMENT OF ENERGY
                            acting by and through the
                         BONNEVILLE POWER ADMINISTRATION
                                       and
                          COLUMBIA ALUMINUM CORPORATION


                                Index to Sections
--------------------------------------------------------------------------------

Section                                                                    Page
   1.     Effective Date and Term.........................................   3
   2.     Deliveries of Firm Power Between the Effective Date
              and Commencement Date.......................................   3
   3.     Commencement of Deliveries of Firm Power........................   4
   4.     Termination of Prior Contract and Other Contracts...............   4
   5.     Termination of This Agreement...................................   5
   6.     Definitions.....................................................   9
   7.     Exhibits; Interpretation........................................  16
   8.     Contract Revisions and Waivers..................................  17
   9.     Purchase and Sale of Annual Take-or-Pay Firm Energy.............  18
   10.    Monthly, Weekly, Daily, and Hourly Amounts of Firm Power........  19
   11.    Rate Test Compliance............................................  22
   12.    Rates and Charges...............................................  23
   13.    Billing and Payment.............................................  23
   14.    Relief from Take-or-Pay Obligation..............................  26
   15.    Unauthorized Increase Charges...................................  28
   16.    Changes in Firm Power Amounts...................................  29
   17.    Reserves........................................................  29
   18.    Curtailment or Remarketing......................................  35
   19.    Load Regulation, Unbundled Products, and Other
              Transmission Products.......................................  42
   20.    Provisions Relating to Delivery of Firm Power...................  44
   21.    Assignment of Agreement.........................................  44
   22.    Dispute Resolution..............................................  45
   23.    Force Majeure...................................................  48

                                                         Contract No. 95MS-94854

                                Index to Sections
--------------------------------------------------------------------------------

Section                                                                   Page
   24.    Notices.........................................................  50
   25.    Hold Harmless...................................................  50
   26.    Damages for Failure by BPA to Deliver...........................  51
   27.    Obligations During Performance of This Agreement................  52
   28.    Third Parties...................................................  52
   26.    Severability....................................................  52
   30.    Entire Agreement................................................  53
   31.    Signature Clause................................................  54

          Exhibit A    (General Contract Provisions)......................  16
          Exhibit B    (Fees for Remarketing).............................  16
          Exhibit C    (Rate Schedule)....................................  16
          Exhibit D    (Monthly Amounts of Firm Power)....................  16
          Exhibit E    (Points of Delivery)...............................  16
          Exhibit F    (Unrecoverable Costs and Transfer Costs)...........  16
          Exhibit G    (Stability Reserve Scheme(s))......................  16
          Exhibit H    (Arbitration Procedures)...........................  16
          Exhibit I    (Use-of-Facilities Charge).........................  16


     This POWER SALES AGREEMENT, executed ____________________, 1995, by the UNITED STATES OF AMERICA (Government), Department of Energy, acting by and through the BONNEVILLE. POWER ADMINISTRATION (BPA or Bonneville), and COLUMBIA ALUMINUM CORPORATION (Company), a corporation incorporated under the laws of the State of Washington. BPA and the Company are hereinafter sometimes referred to individually as "Party" and collectively as "Parties."

                              W I T N E S S E T H:

     WHEREAS pursuant to section 5(d) of the Pacific Northwest Electric Power Planning and Conservation Act (Northwest Power Act), BPA is authorized to sell power to the Company; and

     WHEREAS on August 25, 1981, BPA and the Company entered into Contract No. DE-MS79-81BP-90352, hereinafter referred to as "Prior Contract"; and

     WHEREAS this Agreement provides for the termination of the Prior Contract; and

                                                         Contract No. 95MS-94854
                                        2

     WHEREAS BPA desires to sell, and the Company desires to purchase, Firm Power pursuant to the terms and conditions of this Agreement; and

     WHEREAS the Company and BPA have entered into an Integration of Resources transmission agreement, Contract No. 95MS-94762 (IR Transmission Agreement), which provides for transmission of non-Federal power; and

     WHEREAS BPA is authorized pursuant to law to market electric power and energy generated at various Federal hydroelectric projects in the Pacific Northwest or acquired from other resources, to construct and operate transmission facilities, to provide transmission and other services, and to enter into agreements to carry out such authority;

     NOW, THEREFORE, the Parties hereto agree as follows:

1.   EFFECTIVE DATE AND TERM

     (a) Effective Date This Agreement shall become effective on the date that it is executed by BPA.

     (b)  Term

          This Agreement shall continue in effect until 2400 hours on September 30, 2001, unless terminated earlier as provided herein. All obligations incurred hereunder shall be preserved until satisfied.

2.   DELIVERIES OF FIRM POWER BETWEEN THE EFFECTIVE DATE AND COMMENCEMENT DATE

     During the period between the Effective Date and the Commencement Date, the Prior Contract shall govern the sale of Firm Power by BPA to the Company; provided, however, that, as of the Effective Date, the Company shall have no obligation under section 2(b)(1) of the Prior Contract to reimburse BPA for any costs, unrecoverable or otherwise, and provided further, that section 2(b)(2) limitations

                                                         Contract No. 95MS-94854
                                        3
     on the Company's right to purchase electric power shall be of no further application and shall terminate.

5    3. COMMENCEMENT OF DELIVERIES OF FIRM POWER

     Deliveries of Firm Power shall commence on the later of October 1, 1996, or the date that FERC provides interim approval of a Rate Schedule that satisfies the Rate Test; provided, however, that the Company may waive in writing its right to terminate this Agreement under section 5(a)(2)(A) and thereupon deliveries of Firm Power shall commence in accordance with the provisions of this Agreement.

4.   TERMINATION OF PRIOR CONTRACT AND OTHER CONTRACTS

     (a) Effective on the Commencement Date, the Prior Contract shall terminate, if it has not previously been terminated and all obligations of the Parties under the Prior Contract shall terminate, except for the Company's liability to pay for power delivered under the Prior Contract prior to the Commencement Date. If the Commencement Date has not occurred by October 1, 1996, then, in addition to any other right to terminate, the Company may terminate the Prior Contract upon 7 days' written notice to BPA. Such notice may be given anytime after October 1, 1996, and prior to the Commencement Date.

     (b) In addition to termination of the Prior Contract pursuant to section 4(a), the following contract(s) shall terminate effective on the Commencement Date:


                                                         Contract No. 95MS-94854
                                        4

          Contract No. DE-MS79-78BP90090 (1978 IRE Agreement)

          Contract No. DE-MS79-94BP94438 (Interim IRE Agreement)

          All liabilities accrued by either Party under any agreement listed in this section 4(c) are preserved until satisfied.

5.   TERMINATION OF THIS AGREEMENT

     (a) Excused Termination The Company shall have the right to terminate this Agreement, subject to the following terms:

          (1) Conditions Over Which BPA Has Control That Allow for Excused Termination The Company may terminate this Agreement upon 7 days' notice to BPA if any one of the following events occur:

               (A) if BPA issues a final Record of Decision in the 1996 Rate Case that proposes a Rate Schedule which is applicable to this, Agreement and which fails to satisfy the Rate Test;

               (B) if by September 1, 1996, BPA has failed to file a Rate Schedule with FERC that is applicable to this Agreement and satisfies the Rate Test;

               (C) if, within 180 days of the remand of the Rate Schedule by FERC or a court to BPA, BPA does not propose revised rates, including a Rate Schedule that satisfies the Rate Test; or if

                                                         Contract No. 95MS-94854
                                        5

                    FERC fails to approve such Rate Schedule; or such Rate
                    Schedule is subsequently disapproved by a court;

               (D) if at any time, BPA acts or fails to act so as to entitle the Company to terminate pursuant to section 22 of this Agreement; or

               (E) if after breach by BPA, as determined under section 22 or by a Federal Court, BPA has not cured the breach within 30 days following such determination.

          (2) Conditions Over Which BPA Does Not Have Control That Allow for Excused Termination The Company may terminate this Agreement upon 7 days' notice to BPA if either of the following events occur:

               (A) if by September 30, 1996, FERC has failed to approve, on an interim or final basis, a Rate Schedule that is applicable to this Agreement and satisfies the Rate Test; or

               (B) if any term, covenant, or condition of this Agreement or the Rate Schedule or the performance of such term, covenant, or condition, is held to be invalid or unenforceable, or enjoined by an order of a court, and such order is not stayed, pending any appeals; provided, however, that if only one or both of: (i) section 18(b)(2)(B) of this Agreement, and (ii) a contract entered into pursuant to section 18(b)(2)(B) of this Agreement, is held to be invalid or unenforceable, then such order shall not permit the Company to terminate this Agreement under this section 5(a)(2).


                                                         Contract No. 95MS-94854
                                        6

     (b)  Obligations Upon Expiration or Termination

          (1) Obligations Upon Expiration or Termination for Any Reason Upon expiration of this Agreement at 2400 hours on September 30, 2001, or upon termination of this Agreement pursuant to section 5(a), or for any other reason, the following terms and conditions shall apply:

               (A) BPA shall make the BPA substation and/or transmission facilities whose primary purpose is to serve the Company's load available for use of the Company for deliveries of power from BPA, or from third parties under BPA's then-current transmission tariffs.

                    The Company will reimburse BPA pursuant to the terms and conditions of Exhibit F for the unrecoverable cost, if any, in BPA substation or transmission facilities whose primary purpose is to serve the Company's load during the life of this Agreement, to the extent that BPA cannot mitigate such cost. Continued transmission service at the same level of service as purchases hereunder through and at such facilities under BPA's then-current transmission tariffs is mitigation for unrecoverable cost under this Agreement.

                    If BPA does not have another use at the site for such facilities to serve other BPA customers, and the Company makes an offer to purchase such facilities for the unamortized investment in the facilities as determined pursuant to Exhibit F plus the appraised value of the property on which the facilities are located, and BPA rejects the offer, then the Company shall not be required to reimburse BPA for any unrecoverable costs pursuant to Exhibit F.

                                                         Contract No. 95MS-94854
                                       7

               (B) If the Company is served by transfer over third-party facilities, the Company shall pay any amount BPA is obligated to pay the third party under the transfer arrangement, pursuant to the terms and conditions of Exhibit F.

               (C) If BPA proposes new investments in substation or transmission facilities whose primary purpose is to serve the Company's load, and the Company consents to such investment, Exhibit F will be amended to include such investments. The Company's consent to such investments shall not be unreasonably withheld.

          (2) Obligations After Expiration or Termination Pursuant to Section 5(a)(1) After expiration of this Agreement, or if the Company terminates this Agreement pursuant to section 5(a)(1), then BPA shall not charge, except to the extent specified in section 5(b)(1), the Company or a third party doing business with the Company any amount, charge, or fee of any nature whatever based on the purchases made by the Company under this or any prior power purchase agreements between the Company and BPA or based on the termination or reduction of the amount of power purchased by the Company under this Agreement or any such prior agreements. Nothing in this Agreement is intended to imply that the Company would have any obligation to pay such charges under any circumstances or to pay BPA any amounts except as expressly provided in this Agreement. This provision is a material term and essential to the Company having entered into this Agreement.


                                                         Contract No. 95MS-94854
                                        8

6.   DEFINITIONS

     (a)  "Agreement" means this Power Sales Agreement, Contract No. 95MS-94854.

     (b) "Commencement Date" means the date that deliveries commence under this Agreement.

     (c) "Contract Demand" means the maximum integrated hourly rate of delivery that the Company may request under this Agreement and is equal to
          294.75 megawatts. The Contract Demand shall not be increased except through:

          (1) a process conducted pursuant to section 5(d)(3) of the Northwest Power Act that provides for BPA to acquire increased reserves from its direct service industrial companies; or

          (2) a technological allowance which BPA shall grant upon the Company's demonstration to BPA that such allowance meets the criteria for a technological allowance under the Prior Contract.

     (d) "Contract Year" means the period that begins on October 1 and ends on the following September 30.

     (e) "Control Area" or "Load Control Area" means the electrical (not necessarily geographical) area within which a controlling utility operating under all North American Electric Reliability Council standards has the responsibility to adjust its generation on an instantaneous basis to match internal load and power flow across interchange boundaries to other Control Areas. A utility operating a Control Area is called a "controlling utility."


                                                         Contract No. 95MS-94854
                                        9

     (f) "Demand" means the maximum integrated hourly rate of delivery during each month of each Contract Year for Firm Power deliveries under this Agreement, as specified in Exhibit D.

     (g)  "Effective Date" means the date that this Agreement is signed by BPA.

     (h) "Event" means the period during which BPA restricts service to the Company under this Agreement to obtain Operating Reserves or Stability Reserves. The Event shall commence with the reduction in deliveries to the Company under this Agreement due to a BPA request for Operating Reserves or a transfer trip or signal that initiates Stability Reserves restriction. Unless reinstated as provided herein, the Event shall end when BPA's dispatcher notifies the Company that the load restricted for such reserves can be restored to service. Notwithstanding the foregoing, the Event will end (subject to reinstatement as provided herein) when system conditions occur that would result in tripping the Company for undervoltage or underfrequency load shedding. Any BPA restriction or series of BPA restrictions that makeup an SR Event shall be treated as part of a single Event.

          After an Event has ended, the Event shall be reinstated and continue as follows:

          (1) if the Event Magnitude was less than (Federal Load) x (15 minutes), then the Event shall be reinstated if BPA requests or obtains Reserves from the Company again within 10 hours;

          (2)  if the Event Magnitude was equal to or greater than (Federal
               Load) x (15 minutes), then the Event shall be reinstated if BPA requests or obtains Reserves from the Company again within 21 hours;


                                                         Contract No. 95MS-94854
                                       10

          (3)  if the Event Magnitude was equal to or greater than (Federal
               Load) x (30 minutes), then the Event shall be reinstated if BPA requests or obtains Reserves again within 42 hours;

          (4)  if the Event Magnitude was equal to or greater than (Federal
               Load) x (60 minutes), then the Event shall be reinstated if BPA requests Reserves again within 84 hours; and

          (5)  if the Event Magnitude was equal to or greater than (Federal
               Load) x (90 minutes), then the Event shall be reinstated if BPA requests or obtains Reserves again within 126 hours.

     (i) "Event Duration" means the total cumulative Event Minutes of the Event.

     (j) "Event Magnitude" means a value calculated for each Event as the sum of: (Requested Operating Reserves x Event Minutes associated with the use of Operating Reserves) + (Amount of Load Tripped for Stability Reserves x duration of the SR Event in minutes) for each restriction during the Event. The Event Magnitude shall not include loads restricted pursuant to operating reserves and stability reserve rights that BPA has under other contracts.

     (k) "Event Magnitude Limit" means the Federal Load multiplied by 90 minutes.

     (l) "Event Minute(s)" means the minute(s) of restriction (or any portion thereof) during an Event.

     (m) "Excess Firm Energy" means Firm Energy that would have been delivered to the Company for service to its expected Plant Load but is excess due to a reduction in the Company's actual Plant Load.

     (n)  "Federal Load" means an hourly amount of energy equal to the lesser of
          (1) 50 percent of the Process Load operating immediately prior to the Event,

                                                         Contract No. 95MS-94854
                                       11
          or (2) 50 percent of the Firm Energy either scheduled to the Company, remarketed to other Qualified Purchasers, used by BPA, or any combination thereof.

     (o) "FERC" means the Federal Energy Regulatory Commission, or its successor,

     (p) "Firm Energy" means the Federal energy that the Company has agreed to purchase from BPA under this Agreement.

     (q) "Firm Power" means the monthly amounts of Demand and Firm Energy (HLH and LLH) purchased by the Company under this Agreement.

     (r) "Heavy Load Hours" or "HLH" means those hours that begin at 6 a.m. and end at 10 p.m., Monday through Saturday.

     (s)  "Light Load Hours" or "LLH" means all hours that are not HLH.

     (t) "Material Plant Damage" means the inability of the Company to resume industrial production at all or any portion of its plant because of damage to plant production facilities resulting from a restriction; for example, the inability to resume electrolysis in one or more pots without rebuilding or substantially repairing such pot(s).

     (u) "Non-Federal Service" means, for the purposes of section 18(a) of this Agreement, the monthly amounts of demand, HLH energy and LLH energy that the Company chooses to acquire from non-Federal entities to serve a portion of its Plant Load during the term of this Agreement. The Company agrees that such amounts must be supplied to the Plant Load. The Company may purchase additional amounts of non-Federal energy that will not be used in calculating the amount of curtailed energy

     (v) "Occurrence" means a system condition that results in the need for Reserves.

                                                         Contract No. 95MS-94854
                                       12

     (w) "Operating Reserves" means nonspinning reserves, provided by the Company under this Agreement, that are necessary to enable BPA either to reestablish its load/resource balance after loss of generation or transmission facilities, or to meet any of its other existing nonspinning operating reserve obligations. Operating Reserves provided under this Agreement shall not include, without limitation: (1) Stability Reserves provided by the Company in this Agreement; (2) operating reserves provided by the Company in any other contract; and
          (3) any other reserves that BPA has acquired under other arrangements.

     (x) "Plant Load" means the total electrical energy load at Company facilities, eligible for BPA service during any given time period whether the Company has chosen to serve its load with BPA power or non-Federal power.

     (y) "Process Load" means, for an aluminum facility or a chlor-alkali facility, the electrolytic load.

     (z) "Qualified Purchaser" shall mean a utility or entity which: (1) is capable of performing the financial obligations undertaken for a sale or for an option to buy; (2) meets BPA's standards of service, including having an available transmission path; and (3) if required by State or Federal law, the purchaser has received all necessary approvals from appropriate regulatory bodies to conduct the transaction with BPA.

     (aa) "Rate Schedule" means the Industrial Firm Power Rate Schedule (IP-96.5), the Point-to-Point Transmission Rate Schedule, exclusive of the Delivery Charge therein (PTP-96.5), Ancillary Products and Services Rate Schedule (APS-96), a rate schedule that includes the fixed curtailment fee for the option specified in section 18(a), and the General Rate Schedule Provisions established by BPA, and applicable to sales under this Agreement. When

                                                         Contract No. 95MS-94854
                                       13
          such Rate Schedule has received interim or final approval by FERC, then it shall be attached hereto as Exhibit C.

     (bb) "Rate Test" means: (1) the calculation of whether the total average price in mills per kilowatthour, using the Rate Schedule, to determine if such total average price is less than or equal to the price specified in section 11(a) of this Agreement; (2) the determination of whether the fixed curtailment fee, for purposes of section 18(a) of this Agreement, is less than or equal to the amount specified in section 11(b); and (3) the determination of whether the use-of-facilities charge, as may be revised pursuant to section 8(b)(2) and Exhibit I, is less than or equal to the amount determined pursuant to section 11(c). The Rate Test is further described in section 11 of this Agreement.

     (cc) "Requested Operating Reserves" means the amount of Operating Reserves, pursuant to section 17, that the BPA dispatcher requests the Company to trip for purposes of providing Operating Reserves.

     (dd) "Reserves" means the Stability Reserves and Operating Reserves provided by the Company under this Agreement.

     (ee) "SR Event" means the period during which BPA implements a Stability Reserve restriction. An SR Event shall be an Event for all purposes. The beginning of the SR Event shall be identified by a transfer trip or other signal from BPA to the Company restricting delivery of energy under this Agreement. Unless reinstated as provided herein, the end of the SR Event shall be identified by the BPA dispatcher's notification to Company that delivery of all energy to which Company is entitled under this Agreement can be restored. Notwithstanding the foregoing, the Event will end (subject to reinstatement as provided herein) when system conditions occur that result in tripping the Company for undervoltage or underfrequency load shedding. If such undervoltage or underfrequency load shedding signal is received by

                                                         Contract No. 95MS-94854
                                       14
          the Company prior to Event Minute 3 of the SR Event, then the restriction shall be deemed an event of Force Majeure until service is restored.

          After an SR Event has ended, the SR Event shall be reinstated and continue as follows:

          (1) if the SR Event duration was 5 Event Minutes or less, then the SR Event shall be reinstated if BPA restricts deliveries to Company pursuant to its Stability Reserve rights within 2 hours or less of the last SR Event Minute;

          (2) if the SR Event duration was more than 5 Event Minutes but not more than 15 Event Minutes, then the SR Event shall be reinstated if BPA restricts deliveries to Company pursuant to its Stability Reserve rights within 4 hours or less of the last SR Event Minute;

          (3) if the SR Event duration was more than 15 SR Event Minutes but not more than 22 Event Minutes, then the SR Event shall be reinstated if BPA restricts deliveries to Company pursuant to its Stability Reserve rights within 6 hours or less of the last SR Event Minute; and

          (4) if the SR Event duration was more than 22 Event Minutes, then the SR Event shall be reinstated if BPA restricts deliveries to Company pursuant to its Stability Reserve rights within 8 hours or less of the last SR Event Minute.

     (ff) "Stability Reserves" means those reserves, provided by the Company under this Agreement, that are necessary to ensure the stability of the Federal Columbia River Transmission System against losses of transmission facilities pursuant to the scheme(s) in Exhibit G or any additional scheme(s) adopted pursuant to section 17 herein. Stability Reserves provided under this Agreement shall not include, without limitation: (1) stability reserves

                                                         Contract No. 95MS-94854
                                       15
          provided by the Customer in the General Transmission Agreement or in other agreements; (2) operating reserves or forced outage reserves that BPA has acquired under this Agreement or under other agreements; and (3) any other reserves that BPA has acquired under other arrangements.

     (gg) "Take-or-Pay Obligation" means the obligation, as Modified by section 14, of the Company to pay for the Firm Power purchased by the Company under this Agreement. On an annual basis, the amounts of HLH and LLH Firm Energy that the Company agrees to purchase from BPA is specified in section 9(b) of this Agreement. The monthly amounts of HLH and LLH Firm Energy shall be as specified in Exhibit D. The monthly Demand amounts, for the purposes of this Take-or-Pay Obligation, shall be the monthly Demand amounts specified in Exhibit D. If the calculation of the Take-or-Pay Obligation for a Contract Year for which Demands are not yet required to be specified under section 10(a) becomes relevant, then the Demands for such Contract Year shall be calculated by dividing the annual HLH Firm Energy, if any, for each such Contract Year, as specified in section 9(b), by the number of HLH in a Contract Year. Weekly, daily, and hourly amounts of HLH and LLH Firm Energy are the amounts submitted by the Company pursuant to section 10 of this Agreement.

7.   EXHIBITS; INTERPRETATION

     Exhibit A (General Contract Provisions), Exhibit B (Fees for Remarketing), Exhibit C (Rate Schedule), Exhibit D (Monthly Amounts of Firm Power), Exhibit E (Points of Delivery), Exhibit F (Unrecoverable Costs and Transfer Costs), Exhibit G (Stability Reserve Scheme(s)), Exhibit H (Arbitration Procedures), and Exhibit I (Use-of- Facilities Charge) are attached hereto and made a part of this Agreement. If there is a conflict between the body of this Agreement and any exhibit; then the body of this Agreement shall prevail. If there is a conflict between Exhibit C and any other exhibit, then all other exhibits shall prevail over Exhibit C.


                                                         Contract No. 95MS-94854
                                       16

8.   CONTRACT REVISIONS AND WAIVERS

     (a) Amendments and Exhibit Revisions Except as otherwise expressly provided to the contrary in this Agreement, the provisions of the body of this Agreement may be amended only by the mutual written agreement of the Parties hereto subsequent to the date of execution of this Agreement.

     (b)  Exhibit Revisions

          (1) Revision of Exhibits A through H Except as otherwise expressly provided to the contrary in this Agreement, the provisions of Exhibits A through H may be revised only by the mutual written agreement of the Parties here to subsequent to the date of execution of this Agreement.

          (2) Revision of Exhibit I Exhibit I may be revised by BPA in the same manner and under the same terms and conditions for revision of the use-of-facilities charge under the IR Transmission Agreement, as amended or replaced, except as limited by the terms and conditions of Exhibit I.

     (c)  Waivers

          (1) Failure by a Party to exercise any right, remedy, or option hereunder or delay in exercising such right, remedy, or option shall not operate as a waiver by such Party of its right to exercise any such right, remedy, or option prior to the time such right, remedy, or option expires by an express term of this Agreement; nor shall such failure or delay by such Party operate as a waiver of any, right, remedy or option that may arise from a subsequent event under the relevant provisions of this Agreement.


                                                         Contract No. 95MS-94854
                                       17

          (2) The Parties may agree to waive any provision of this Agreement to address temporary problems or unforeseen circumstances. Any such waiver shall be in writing and shall clearly specify the period of time for which the waiver is in effect. The consent of the other Party to such a waiver shall not be unreasonably withheld. No Party shall claim that the granting of a waiver sets a binding precedent for future waivers, even if similar waivers are granted throughout the term of this Agreement.

9.   PURCHASE AND SALE OF ANNUAL TAKE-OR-PAY FIRM ENERGY

     (a) Mutual Obligation BPA shall sell and deliver to the Company and the Company shall purchase from BPA, for service to its Plant Load, annual amounts of HLH and LLH Firm Energy on-a take-or-pay basis, as specified in section 9(b).

     (b) Annual Amounts of Firm Energy The Company shall purchase, during, each Contract Year, the following annual amounts of HLH and LLH Firm
          Energy:


                            Firm HLH Energy              Firm LLH Energy
     Contract Year          (megawatthours)              (megawatthours)
     -------------          ---------------              ---------------
         1996-1997               591,002                     436,600
         1997-1998               985,117                     737,962
         1998-1999               980,448                     742,631
         1999-2000             1,223,226                     826,669
         2000-2001             1,339,946                     915,377


     (c) Other Purchases This Agreement does not limit the Company's right to purchase power from BPA, consistent with Federal statutes, under other agreements, or to purchase power from third parties.


                                                         Contract No. 95MS-94854
                                       18

     (d)  Minimum Demand for Transmission

          A Company may elect to specify a minimum level of Demand for transmission for any month for the remaining term of this Agreement at the time the Company makes its submission of monthly amounts of Firm Power. Any request to specify a minimum level of Demand made after February 1, 1996, shall be subject to available transmission capacity as described in section 10(a). The Company may assign any excess minimum Demand for transmission consistent with terms for Assignment of Transmission Service under BPA's Point-to-Point Transmission Service Tariff. The amount of minimum Demand for transmission as elected or assigned shall be specified in Exhibit D.

10.  MONTHLY, WEEKLY, DAILY, AND HOURLY AMOUNTS OF FIRM POWER

     (a)  Monthly Amounts of Firm Power

          Not later than the February 1, immediately prior to October 1 of each Contract Year, the Company shall specify monthly amounts of Demand and HLH and LLH Firm Energy for such Contract Year. The total of the monthly amounts of HLH and LLH Firm Energy shall equal the annual amounts specified in section 9(b) for such Contract Year. The Company may set its Demand in each month in the 1996-1997 Contract Year at any level up to its Contract Demand. Any increase in amounts of Demand for a specific month in a later Contract Year above the greater of: (1) the amount of Demand for such month in the previous Contract Year; or
          (2) the minimum level of Demand for transmission specified in Exhibit D; is subject to BPA's determination of available transmission capacity. If additional generating resources integrated at points with transmission capacity available to the Company's points of delivery are available for BPA's use or purchase, then BPA shall determine that transmission capacity is available under this Agreement. BPA shall also treat as available any transmission capacity made available by the Company to BPA through a reduction in demand under any other transmission agreement with BPA. If BPA determines that


                                                         Contract No. 95MS-94854
                                       19
          firm transmission capacity is not available for the Company's request, BPA will notify the Company within 60 days of the approved level of Demand. Each Year, Exhibit D shall be revised to reflect the amounts specified by the Company, consistent with this section 10(a).

     (b) Weekly, Daily, and Hourly Amounts of Firm Power The Company shall either: (1) provide advance submittals of weekly, daily, and hourly amounts of Firm Energy and any Excess Firm Energy pursuant to section 10(b)(1), which will remain as submitted unless changed pursuant to section 10(b)(2); or (2) provide such submittals pursuant to the terms of section 10(b)(2) only.

          (1) Advance Submittals of Weekly, Daily, and Hourly Amounts of Firm Energy The Company may submit weekly, daily, and hourly amounts in advance of, but not later than allowed under section 10(b)(2). Such advance submittals shall specify HLH and LLH amounts of Firm Energy to be delivered hereunder until the Company changes its submittal. The Company may change any advance submittal pursuant to section 10(b)(2). All advance submittals shall include a beginning and ending hour.

          (2)  Submittals of Weekly, Daily, and Hourly Amounts of Firm Power

               (A)  Weekly Amounts of Firm Power

                    At least 2 months prior to the delivery month, the Company shall provide BPA with its notice of weekly amounts of HLH and LLH Firm Energy for each month. The total of the Company's weekly amounts of HLH and LLH Firm Energy during a month shall be equal to the monthly amounts specified in Exhibit D for such month. For transition weeks


                                                         Contract No. 95MS-94854
                                       20

                    (weeks that include days from the prior month or days from a subsequent month), the Company shall identify the amounts of HLH and LLH Firm Energy associated with each monthly period. The Company may request a waiver to provide for changes in weekly amounts of HLH and LLH Firm Energy on less than 2 months' prior notice, if the request is due to temporary or unanticipated operational problems.

               (B)  Daily Amounts of Firm Power

                    No later than the Wednesday prior to the Sunday-through-Saturday weekly delivery period, the Company shall provide BPA with notice of its daily amounts of required HLH and LLH Firm Energy. The sum for HLH and LLH of the daily amounts for the week shall be equal to the weekly amounts. For transition weeks, the Company shall identify the daily amounts associated with each monthly period.

               (C)  Hourly Amounts of Firm Energy

                    The Company shall specify, orally or in writing, hourly amounts of Firm Energy in whole megawatthours not later than 2 p.m. on the workday prior to the day or days of delivery. Such specified amounts shall be scheduled amounts for all purposes under this Agreement. The sum of the Company's hourly amounts for HLH and LLH Firm Energy for the day shall be equal to its daily amount for HLH and LLH Firm Energy. The specified amount of LLH Firm Energy for any LLH shall not be less than 50 percent of the Company's average hourly amount of LLH Firm Energy for the day.


                                                         Contract No. 95MS-94854
                                       21

11.  RATE TEST COMPLIANCE

     For purposes of the Company's right to terminate under section 5(a), the Rate Test will be satisfied only if all of the following conditions specified, in sections 11(a), 11(b), and 11(c) are met.

     (a) Rate Test for Delivered Firm Power The total average price (excluding the use-of-facilities charge) for Firm Power delivered to the Company during each Contract Year, including all charges for Firm Energy; Demand; reactive power; transmission on a point-to-point basis (excluding the delivery charge); load regulation; and any other applicable charge, is 22.1 mills per kilowatthour or less.

          The total average price shall be calculated from the Rate Schedule by summing all applicable charges as provided above for the purchase of equal hourly amounts of delivered Firm Power for each hour of each Contract Year of this Agreement, and dividing the resulting sum by the total number of kilowatthours of such sale in the Contract Year. In calculating the total average price, the calculation shall assume a Plant Load equal to the delivered amounts used in the calculation, a constant power factor of 0.98 lagging, and shall not assume any purchase of load shaping products, any preschedule changes, any remarketing of Excess Firm Energy, or any Unauthorized Increases. For purposes of calculating the total average price, BPA shall use the lowest firm transmission rate in the Rate Schedule for deliveries to the Company's facilities.

     (b)  Rate Test for Fixed Curtailment Fee

          The fixed curtailment fee in the Rate Schedule is less than or equal to 5 mills per kilowatthour.

     (c)  Rate Test for Use-of-Facilities Charge

          use-of-facilities charge The use-of-facilities charge specified in
          Exhibit I is less than or equal to the use-of-facilities charge that is used for deliveries of


                                                         Contract No. 95MS-94854
                                       22
          non-Federal power under the IR Transmission Agreement, and is calculated pursuant to Exhibit I.

12.  RATES AND CHARGES

     (a) The rates and charges for all services provided by BPA under this Agreement (exclusive only of charges for additional power or optional services specifically requested by the Company) shall be as specified in Exhibit B, and the Rate Schedule in Exhibit C, and Exhibit I, and shall include no other fee or charge, other than those specified in Exhibits, B C, and I. Such Rate Schedule shall not be revised except as required in a remand order of FERC or a court upon direct review of the Rate Schedule. Exhibit I may be revised pursuant to the provisions of section 8(b)(2).

     (b) If the Company specifies a minimum level of Demand for transmission pursuant to section 9(d), the charge for the amount by which such monthly minimum Demand for transmission exceeds the Demand in any month shall be the Embedded Cost Network Charge under Rate Schedule PTP-96.5.

13.  BILLING AND PAYMENT

     Bills for power shall be rendered monthly by BPA. Failure to receive a bill shall not release the Company from liability for payment. If requested by the Company, BPA will electronically transmit the Company's power bill to the Company on the issue date of the bill, provided the Parties have compatible electronic equipment. BPA may elect to electronically transmit only that portion of the bill showing the amount owed. If the entire bill is not provided by electronic means, BPA will also send the Company a complete copy of its power bill by mail.

     (a)  Due Date

          Bills shall be due by close of business on the 20th day after the date of the bill (Due Date). This requirement also holds for revised bills (see


                                                         Contract No. 95MS-94854
                                       23

          section 13(h)). If the 20th day is a Saturday, Sunday, or Federal holiday, the Due Date shall be the next business day.

     (b)  Payments of $50,000 or More

          (1) If the Company's monthly bill from BPA is $50,000 or more, the Company must pay by wire transfer using procedures established by BPA's Financial Services Group, unless the Company has obtained the right to pay by mail as provided in section 13(b)(2). Wire transfer amounts are due and payable on the Due Date.

          (2) The Company may pay its bill by mail even if the amount exceeds $50,000, provided the following conditions have been met:

               (A) the Company gives BPA 30 days' notice of its intent to pay by mail;

               (B) The Company ensures that BPA receives full payment by the above-stated Due Date; and

               (C) the Company has not incurred late payment charges while paying its bills by mail.

                    If the Company incurs a late payment charge while paying its bills under this payment provision, BPA may rescind the Company's right to pay bills of $50,000 or more by mail. The Company would then be required to pay by wire transfer as provided in section 13(b)(1).

     (c)  Payments of Less than $50,000

          If the Company's monthly bill from BPA is less than $50,000, the Company may pay the bill by mail. Payment for such bills will be accepted as timely if the payment is postmarked by the Due Date. Payments shall be mailed to:


                                                         Contract No. 95MS-94854
                                       24

          Bonneville Power Administration
          P.O. Box 6040
          Portland, OR 97228-6040

     (d)  Computation of Bills

          Bills for products and services purchased under this Agreement shall be rounded to whole dollar amounts, by eliminating any amount which is less than 50 cents and increasing any amount from 50 cents through 99 cents to the next higher dollar.

     (e)  Estimated Bills

          At its option, BPA may elect to render an estimated bill for a month to be followed at a subsequent billing date by a final bill for that month. Such estimated bill shall have the validity of, and be subject to, the same payment provisions as a final bill.

     (f)  Late Payment

          Bills not paid in full, on or before close of business on the Due Date shall be subject to an interest charge of one-twentieth percent (0.05 percent), applied each day to the unpaid balance. This interest charge shall be assessed on a daily basis until such time as the unpaid amount is paid in full.

          Remittances received by mail which are not required to be paid by wire transfer will be accepted without assessment of the charges referred to in the preceding paragraph of this section 13(f), provided the postmark indicates the payment was mailed on or before the Due Date.

     (g)  Disputed Bills

          In the event of a billing dispute, the Company agrees to note the disputed amount and pay its power bill in full by the Due Date. The amount billed is subject to late payment charges until paid in full. If it is determined that the Company is entitled to a refund of any portion of the disputed amount, then


                                                         Contract No. 95MS-94854
                                       25

          BPA will make such refund with interest computed from the date of receipt of the disputed payment. Interest will be computed using an interest rate of one- twentieth percent (0.05 percent) applied each day to the disputed payment amount. BPA shall not be liable for interest prior to the time the Company notifies BPA of the dispute. Disputed bills are subject to the terms and conditions of section 22 of this Agreement.

     (h)  Revised Bills

          As necessary, BPA may render revised bills. The date of a revised bill shall be its issue date.

          (1) If the amount of the revised bill is more than the amount of the previous bill, the previous bill remains due on its Due Date, and the additional amount is due on the Due Date of the revised bill.

          (2) If the amount of the revised bill is less than the amount of the previous bill, the obligation to pay the previous bill is satisfied by payment of the revised bill on the Due Date of the previous bill.

          (3) If the revised bill changes the Party to whom money is due, the previous bill is canceled and the amount owed the other Party is due on the Due Date of the revised bill.

          (4) If payment of the previous bill results in an overpayment, a refund is due on the later of : (A) the Due Date of the revised bill, or (B) 20 days after the receipt of the payment for the original bill.

14.  RELIEF FROM TAKE-OR-PAY OBLIGATION

     (a)  Hourly Amounts

          BPA shall relieve the Company of its Take-or-Pay Obligation for any hourly decrease in Firm Power usage below the scheduled amount of Firm Power for


                                                         Contract No. 95MS-94854
                                       26
          any hour, to the extent that such decrease is less than or equal to the greater of 1 megawatt or 5 percent of the Firm Power scheduled for such hour; provided, however, that BPA shall relieve the Company of its Take-or-Pay Obligation for up to 15 percent of the Firm Power scheduled for such hour, if the Company demonstrates to BPA that an operational occurrence took place that caused a reduction in Plant Load.

     (b)  Daily Amounts

          BPA shall relieve the Company of its Take-or-Pay Obligation for any daily decrease in Firm Power usage below the Company's daily amount of HLH and/or LLH Firm Energy, to the extent that such decrease is less than or equal to the greater of 1 average megawatt or 5 percent of the daily HLH and/or LLH Firm Energy for the day.

     (c)  Monthly Amounts

          BPA shall relieve the Company of its Take-or-Pay Obligation for any monthly decrease in Firm Power usage below the Company's monthly amount of HLH and/or LLH Firm Energy, to the extent that such decrease is less than or equal to the greater of 1 average megawatt or 1 percent of the Firm Power specified in Exhibit D for such month.

     (d)  Maintenance Outage

          In addition to any other relief provided herein, BPA shall relieve the Company of its Take-or-Pay Obligation for any Firm Energy that cannot be delivered due to an interruption pursuant to section 4(f) of Exhibit A.

     (e)  Restricted Energy

          The Company shall not be required to pay BPA the Rate Schedule energy charge for the amount of energy restricted by BPA, or the amount of energy the Company cannot use prior to the restoration of plant operations following any such restriction.


                                                         Contract No. 95MS-94854
                                       27

15.  UNAUTHORIZED INCREASE CHARGES

     (a)  Measured Amounts in Excess of Scheduled Amounts

          Measured Demand and Measured Energy, as those terms are defined in Exhibit C, General Rate Schedule Provisions, which is not assigned to classes of power delivered under other agreements, shall be deemed to be a Firm Power delivery under this Agreement. In lieu of the Demand and Firm Energy charges under the Rate Schedule, BPA will assess the Unauthorized Increase charge specified in the Rate Schedule for any hourly amount of Measured Demand or Measured Energy in excess of the lesser of the amount scheduled for such hour or the Demand for any HLH, to the extent that such hourly excess exceeds the larger of:

          (1)  1 megawatt; or

          (2)  1 percent of the scheduled amount of Firm Power on any such hour.

     (b)  Scheduled Amounts in Excess of Daily Amounts

          BPA shall assess an Unauthorized Increase charge for any scheduled daily amounts of HLH or LLH Firm Energy that exceeds the Company's daily amount of Firm Energy for HLH or LLH established pursuant to section 10(b)(2)(B).

     (c)  Firm Power Deliveries to Plant Load Dedicated to Non-Federal Service

          BPA shall assess an Unauthorized Increase charge for any delivery of Firm Power to Plant Load served by Non-Federal Service when the Company has elected to curtail its purchases pursuant to section 18(a), unless, such deliveries are allowed under an applicable rate schedule or under a separate agreement between the Parties.


                                                         Contract No. 95MS-94854
                                       28

16.  CHANGES IN FIRM POWER AMOUNTS

     (a) The Company may request, and BPA may, but shall not be obligated to provide monthly or annual amounts of Firm Power that differ from the amounts specified in Exhibit D.

     (b) BPA shall not grant such request if the change shall cause BPA's Firm Power obligation to exceed the Company's Contract Demand.

     (c) If BPA grants the request, the changes shall be reflected in a revision to Exhibit D to be executed by the Parties.

     (d) The amounts of Firm Power in the revised Exhibit D shall be purchased and sold at the applicable rates specified in Exhibit C of this Agreement.

17.  RESERVES

     (a)  Operating Reserves

          In the event of an Occurrence requiring the use of Operating Reserves, unless otherwise provided by separate agreement, the Company shall, within 5 minutes of receiving an appropriate request from BPA, provide Operating Reserves by reducing its Federal Load for up to 120 Event Minutes as follows:

          (1)  Amount of Requested Operating Reserves

               The amount of Requested Operating Reserves will be specified by BPA in its request; provided that the amount of Requested Operating Reserves shall not exceed the Federal Load at the time of BPA's notice.


                                                         Contract No. 95MS-94854
                                       29

          (2)  Use of Other Operating Reserves

               BPA shall use all other operating reserves available to BPA, including reserves available from parties other than direct service industry, customers, prior to using Operating Reserves under this Agreement.

          (3)  Company Failure to Respond to BPA's Request for Operating
               Reserves

               If the Company fails to respond to BPA's request for Operating Reserves by voluntarily reducing its load to the level requested within 5 minutes after BPA's request for Operating Reserves, BPA may unilaterally restrict (Unilaterally Restrict(ed)) an amount up to the Company's entire Process Load so that BPA can obtain the Requested Operating Reserves in a timely manner; provided in the event BPA Unilaterally Restricts the Company's load by opening a circuit breaker, BPA shall open the circuit breaker that results in the smallest load reduction necessary to achieve BPA's Requested Operating Reserves. In the event that BPA Unilaterally Restricts the Company's load, BPA will work with the Company to restore service to the nonreserve portion of its load as soon as practicable, but in any event within 90 minutes. BPA will not provide compensation for any service in excess of the Requested Operating Reserves Unilaterally Restricted due solely to the Company's failure to respond in a timely manner to BPA's request for Operating Reserves. In the event BPA Unilaterally Restricts the Company's load, for purposes of calculating Event Magnitude and liquidated damages, BPA shall be deemed to restore non-BPA power service prior to restoring BPA power service. BPA shall not unreasonably refuse to cooperate with the Company, at the Company's expense, if the Company requests to install circuit breakers, at the Company's expense, to allow for greater flexibility in the amount of Company's load that would be susceptible to a Unilateral Restriction.


                                                         Contract No. 95MS-94854
                                       30

     (b)  Stability Reserves

          The Company shall provide Stability Reserves up to the hourly amount of Firm Power delivered to the Company under this Agreement and for a period of up to 30 Event Minutes per Event as provided herein.

          (1)  Amount of Stability Reserves

               When necessary to provide Stability Reserves, BPA may restrict deliveries of Firm Power under this Agreement to Company's aluminum smelter Process Load for a period of UP to 30 Event Minutes per Event pursuant to the scheme(s) listed in Exhibit G and to Company's other loads under any additional scheme(s) adopted pursuant to this section 17(b)(3); provided, that BPA shall have the sole right to determine whether to restrict all or part of Company's energy subject to restriction hereunder when an SR Event occurs.

          (2)  Additional Installations

               In the event that the Company makes less than 100 percent of its Process Load available to BPA for Stability Reserves under this Agreement or under other agreements, the Company shall pay all costs for such additional installations as may be needed at the Company's facilities or BPA's facilities used solely to serve the Company to allow for the restriction of only a portion of the Company's load.

          (3)  Additional Stability Reserve Schemes To the extent

               BPA determines:

               (A) the need for additional Stability Reserve scheme(s) not listed in Exhibit G that would restrict, at a frequency and duration similar to the scheme(s) listed in Exhibit G, the energy subject to restriction under this Agreement,


                                                         Contract No. 95MS-94854
                                       31

               (B) the need to apply Stability Reserve schemes listed in Exhibit G and additional Stability Reserve scheme(s) to energy delivered under this Agreement to nonaluminum direct service industries, or

               (C) the need for modifications to the elements of schemes listed in Exhibit G that would significantly change the expected frequency or duration of restrictions, then:

               (D) the Company agrees to cooperate in the development of such scheme(s) and shall not unreasonably withhold its consent to implementation of such scheme(s), at BPA's expense.

                    BPA shall consult with the Company on the need for such schemes, the operational characteristics as they affect the Company, and the additional compensation for such scheme(s) (except for the application of the Stability Reserve schemes listed in Exhibit G to energy delivered under this Agreement to nonaluminum direct service industries) that BPA shall pay, and;

                    BPA shall consider alternative methods and costs, including purchases from entities other than direct service industry customers, for obtaining such additional reserves.

     (c)  General Provisions

          (1)  Restoration of Service

               Notwithstanding any other provision of this Agreement,, BPA shall end the Event as soon as possible. The Company agrees to cooperate in the development of mechanisms that will enhance BPA's ability to notify the Company of the end of an Event.


                                                         Contract No. 95MS-94854
                                       32

          (2)  No Right to Cause Material Plant Damage

               Notwithstanding any other provision of this Agreement, including the breach and damages provisions, BPA shall have no contractual right under this Agreement which would cause the Company to incur Material Plant Damage as a result of providing Reserves; provided, BPA shall not be liable for damages for such Material Plant Damage that occurred prior to reaching the Event Magnitude Limit or prior to Event Minute 46 for an SR Event.

          (3)  Compensation for Reserves

               The Company shall be compensated for providing reserves through the credit in the applicable power rate in the Rate Schedule for all Events with an Event Magnitude less than or equal to the Event Magnitude Limit, and for all SR Events of an Event Duration of 30 minutes or less.

          (4)  Liquidated Damages

               The Parties acknowledge that restrictions beyond that allowed by this Agreement may result in damage to and lost production by the Company's production facilities prior to Material Plant Damage and that such damage is difficult to quantify. Therefore the Company may recover from BPA liquidated damages as follows:

               (A) If an SR Event Duration exceeds 30 Event Minutes, then BPA shall be liable to Company as follows:

                    (i) 200 mills per kilowatthour of restricted energy during SR Event Minutes 31 through 45 (or portion thereof) of an SR Event; and


                                                         Contract No. 95MS-94854
                                       33

                    (ii) 400-mills per kilowatthour of restricted energy during
                         SR Event Minutes (or portion thereof), after SR Event Minute 45 of an SR Event; or

               (B) If the Event Magnitude of any Event exceeds the Event Magnitude Limit; then BPA shall be liable to the Company for 200 mills per kilowatthour for each kilowatthour that the Event Magnitude exceeds the Event Magnitude Limit.

               Each megawatt of restricted load that is subject to both sections 17(c)(4)(A) and 17(c)(4)(B) shall be paid for at the highest level specified under either section 17(c)(4)(A) or section 17(c)(4)(B), but shall not be paid for under both sections 17(c)(4)(A) and 17(c)(4)(B).

          (5) Material Plant Damage In lieu of section 17(c)(4)(A)(ii) or 17(c)(4)(B), at the Company's option, if the SR Event Duration exceeds 45 SR Event Minutes, or an Event exceeds the Event Magnitude limit and the Company incurs, in its determination, Material Plant Damage as a direct result of the restriction, then as to the portion of its production facilities that suffers Material Plant Damage, BPA and the Company agree that these damages can be reasonably quantified and, therefore, for that portion of its production facilities, the Company may recover actual damages (excluding only lost production and lost profits). Such actual damages shall not exceed $30 per kilowatt of plant production facilities suffering Material Plant Damage. The liquidated damages charges in sections 17(c)(4)(A)(ii) and 17(c)(4)(B) shall continue to apply to that portion of Company's load which the Company does not determine has suffered Material Plant Damage.


                                                         Contract No. 95MS-94854

                           BPA shall not be liable for any portion of Material Plant Damage associated with restrictions to service to the Company's load resulting from stability or operating reserves which the Company provides to others or provides for its own use. In the event that Material Plant Damage is a result of a Company's load being restricted under this Agreement and under other agreement(s), between BPA and the Company or between the Company and a third party (or parties), then BPA shall be liable under this Agreement only for a portion of the Material Plant Damage. BPA's share of the Material Plant Damage under this Agreement shall be based on the ratio of the Event Magnitude divided by the sum of Event Magnitude and the number of megawatt-minutes of such other restriction during, or immediately before or after the Event.

                  (6)      Makeup Power
                           At the Company's request, BPA shall sell and deliver to the Company energy in excess of the amount shown in Exhibit D (Makeup Power), at the applicable energy charge only established for Firm Energy in the Industrial Firm Power Rate in the Rate Schedule, to the extent that such energy is needed by the Company to restore its operations following a restriction. Such Makeup Power shall not subject the Company to any Unauthorized Increase, or other charge.

18.      CURTAILMENT OR REMARKETING
         The Company shall have a one-time option, at the time the Company makes its first submission of monthly amounts of Firm Power pursuant to section 10(a) of this Agreement, to either: curtail its purchases pursuant to section 18(a); or remarket Excess Firm Energy pursuant to section 18(b). Following the Company's election, BPA and the Company shall operate under the terms and conditions of either section 18(a) or section 18(b), as applicable.


                                                         Contract No. 95MS-94854
                                       35

     (a) Curtailment of Excess Firm Energy for a Fixed Fee The Company may curtail its Plant Load below the sum of its Take-or-Pay Obligation plus any amount of Non-Federal Service the Company identifies at the time it elects this curtailment option. BPA shall relieve the Company of its Take-or-Pay Obligation for Demand and Firm Energy for any such curtailed amounts and the Company shall pay BPA the fixed curtailment fee in mills per kilowatthour for each kilowatthour of such curtailed amounts, as specified in the Rate Schedule. Selection of this curtailment option shall relieve the Company of its obligation to pay the use-of-facilities charge specified in Exhibit I for amounts of curtailed energy.

          (1) The Company shall provide BPA as much notice as possible, but not less than 48 hours, of any curtailment of Firm Power usage.

          (2) If the Company chooses to use Non-Federal Service for part of its Plant Load, the Company shall specify the monthly amounts of demand, HLH energy, and LLH energy of Non-Federal Service, if any, for the term of this Agreement. BPA shall not be obligated to serve these specified monthly amounts, and any service to these amounts shall be subject to an Unauthorized Increase charge, as provided for in section 15(c).

          (3) Curtailed energy shall be equal to the Company's Take-or-Pay Obligation for Firm Energy reduced by the relief from take-or-pay provisions of section 14, minus the Measured Energy for Firm Power delivered under this Agreement.

          (4) Election of this curtailment option operates to assign the Company's tight to transmit an amount of energy equal to the curtailed energy to BPA.


                                                         Contract No. 95MS-94854
                                       36

     (b)  Remarketing Excess Firm Energy Without a Fixed Fee

          (1)  Notice and Request to Remarket

               The Company shall request that BPA remarket Excess Firm Energy by notifying BPA of:

               (A) the amount and minimum duration cf Excess Firm Energy to be remarketed; and

               (B) the manner pursuant to section 18(b)(2) in which the Company wants BPA to remarket the Excess Firm Energy.

          (2)  Remarketing Options

               The Company may select one or more of the following options for remarketing Excess Firm Energy:

               (A) The Company may identify one or more Qualified Purchasers that have agreed to purchase some or all of the Excess Firm Energy under specified terms and conditions at agreed-upon prices or price formulas and for agreed-upon amounts and durations. The Company shall provide BPA at least the notice specified in section 18(b)(3) prior to the date that deliveries are to begin under each proposed sale.

               (B) The Company may arrange in advance for a Qualified Purchaser(s) to purchase any Firm Power that becomes Excess Firm Energy during any period for which the Company and a Qualified Purchaser may agree. The Company shall provide BPA at least the notice specified in section 18(b)(3) prior to the date on which the prearrangement becomes effective. In addition, the Company shall notify BPA a's required in


                                                         Contract No. 95MS-94854
                                       37

                    section 10(b) when deliveries are to begin under the arrangement.

               (C) The Company may request that BPA find purchasers for the Excess Firm Energy. If the Company chooses, it may request that BPA seek sales of specified amounts for daily, weekly, monthly, or other specified durations, and the Company may specify minimum prices or price ranges for the sales. BPA and the Company shall agree on the price of the sale at the time of the transaction unless the daily limitations in section 18(b)(4)(E) apply. BPA shall promptly notify the Company of the sales made on the Company's behalf.

               (D) The Company and BPA may agree to a price for use in crediting the Company's wholesale power bill under section 18(b)(4). BPA shall have discretion to dispose of or use such Excess Firm Energy without regard to the procedures associated with other options for disposal, and the Company shall have no further rights with respect to such Excess Firm Energy that is subject to such agreement.

          (3)  Applicability of Preference Provisions

               Excess Firm Energy remarketed by BPA shall be subject to applicable statutory provisions regarding preference. BPA shall notify the Company within the time period specified below if BPA or another Qualified Purchaser with public preference has elected to perform the agreement.


                                                         Contract No. 95MS-94854
                                       38


                   Minimum                Maximum Period
                                Notice Period           for BPA to Respond
     Duration of Sale           to Notify BPA               to Company
     ----------------           -------------           ------------------
     Up to 1 month                 48 hours                  24 hours
     Up to 6 months                 7 days                    2 days
     Over 6 months                 14 days                    7 days
     Prearrangements under
      section 18(b)(2)(B)          21 days                   14 days


          (4)  Crediting the Company's Wholesale Power Bill

               (A) During months when Excess Firm Energy is being remarketed by BPA, such power shall continue to be included in the amount of Firm Power billed by BPA as if delivered to the Company.

               (B) BPA may sell the Excess Firm Energy to the Qualified Purchaser(s) as arranged by the Company under options section 18(b)(2)(A) and section 18(b)(2)(B) or dispose of such power on whatever alternative terms that BPA may separately arrange. In either event, BPA shall credit the Company for the Excess Firm Energy revenues based on the price(s) agreed to between the Company and the Qualified Purchaser(s) net of the amounts specified in section 18(b)(4)(C).

               (C) BPA shall determine the revenues for Excess Firm Energy delivered during a month by subtracting from the amount paid by the Qualified Purchaser (or the amount agreed to be paid or credited if BPA elects not to remarket to the Qualified Purchaser, disposes of or uses the Excess Firm Energy under section 18(b)(2)(D), or remarkets the Excess Firm Energy under section 18(b)(2)(C)): (i) any applicable transmission charges or losses specified in section 18(b)(4)(F); and (ii) the remarketing fee, as specified in Exhibit B. The fee or the pro rata share of the fee that the Company would have paid to


                                                         Contract No. 95MS-94854
                                       39
                    another entity under a transaction under section 18(b)(2)(B) shall be deducted from revenues when BPA elects to retain the Excess Firm Energy for itself. No charges shall apply under section 18(b)(4)(C)(i) and section 18(b)(4)(C)(ii) when BPA uses such Excess Firm Energy for its own use or disposes of such Excess Firm Energy under section 18(b)(2)(D).

               (D) BPA shall credit the Company's wholesale power bill for revenues from sales of Excess Firm Energy in the month in which BPA uses such Excess Firm Energy for its own use or disposes of such Excess Firm Energy under section 18(b)(2)(1)), BPA is paid for such Excess Firm Energy under section 18(b)(2)(C), or BPA is paid for such Excess Firm Energy by the Qualified Purchaser. If the amount of the credit during any month exceeds the power bill amount, then BPA shall pay the Company the amount of the difference.

               (E) BPA shall credit the Company for sales made under section 18(b)(2)(C) on Company's behalf subject to the limitations in this paragraph. For sales of 1 month duration or less, if BPA notified the Company at the start of a transaction that it was subject to daily remarketing limitations and BPA is simultaneously remarketing power for the Company and selling nonfirm energy on a daily basis, then the Company shall receive credit for the energy that BPA remarkets on the Company's behalf on such days at BPA's average sale price for nonfirm energy (including remarketed energy) for such day; provided, however, BPA shall have no obligation to credit the Company at such average daily price to the extent that the total amount of Excess Firm Energy remarketed under similar contract provisions for the Company and other entities

                                                         Contract No. 95MS-94854
                    providing for daily remarketing limitations exceeds the following limits:


               If BPA's actual daily average
                sales (excluding remarketed                Limit to total amount of
                       amounts) are:                          remarketed energy:
        -------------------------------------------        ------------------------
        equal to or greater           but less than
            than (aMW)                   (aMW)+                    (aMW)
        -------------------           -------------        ------------------------
                  0                       600              25% of BPA actual sales
                600                     1,000                        200
              1,000                     1,500                        250
              1,500                     3,000                        300
              3,000                     4,000                        400
              4,000                     5,000                        500
              5,000                       - -                        600


                    In the event the above limits are exceeded, the Company shall be credited for its pro rata share of remarketed energy at the average daily price. All sales of remarketed energy for each day under the daily remarketing limitations shall be considered made under a single active schedule to determine remarketing fees. Sales of remarketed energy under the daily remarketing limitations shall be considered made over the southern intertie during the months of April through July, and in the Pacific Northwest during other months. The Company may request that BPA remarket the remainder of its Excess Firm Energy at the best available price for additional energy, or the Company may arrange to store the Excess Firm Energy for sale at another time. BPA shall not discriminate against the Company in the storage or disposal of such remaining Excess Firm Energy.

               (F) There are no additional transmission charges for Excess Firm Energy except when:

                    (i) BPA incurs incremental transfer costs, including losses,


                                                         Contract No. 95MS-94854
                                       41

                    (ii) the Qualified Purchaser receiving delivery would have paid a charge for low-voltage delivery higher than the charge, if any, paid by the Company.

                         The Company shall pay such incremental costs. Any deliveries of Excess Firm Energy over BPA's interties shall be charged BPA's standard intertie tariffs. Losses will be valued at the price of the remarketed power.

19.  LOAD REGULATION, UNBUNDLED PRODUCTS, AND OTHER TRANSMISSION PRODUCTS

     (a)  Purchase of Load Regulation

          If the Company is within BPA's Control Area, or if BPA provides load regulation services to the Company through a third party, the Company shall purchase load regulation from BPA. The charge for load regulation shall be as specified in Exhibit C.

     (b)  Moving Out of BPA's Control Area

          The Company may elect to discontinue the purchase of load regulation from BPA by notifying BPA of its intent to either:

          (1) establish its own Control Area consistent with the then-applicable requirements of the North American Electric Reliability Council (NERC), the Western Systems Coordinating Council (WSCC), and the Northwest Power Pool (NWPP); or

          (2) locate in another Control Area operating in accordance with NERC, WSCC and NWPP standards.


                                                         Contract No. 95MS-94854
                                       42

     (c)  Schedule for Changing Control Areas

          (1) Upon notice by the Company that the Company intends to move out of BPA's Control Area, BPA shall use best efforts to effectuate the change of Control Area within a reasonable period of time from the date of request, provided, however, that the Company obtains the full cooperation of any third party to take all steps required for BPA to accomplish the change consistent with applicable NERC, WSCC, and NWPP standards.

          (2) Within a reasonable time, which may be less and shall not exceed 60 days following receipt of the Company's notice of intent to change Control Areas, BPA shall provide the Company with:

               (A) an estimate of the schedule for making the necessary changes, and

               (B) an estimate of the costs that BPA will incur in making the required changes.

          (3) BPA shall continue to charge the Company for load regulation, until the date that another Control Area assumes full Control Area responsibility.

          (4) If the Company moves out of BPA's Control Area, the Parties shall schedule Firm Power in accordance with then-existing WSCC scheduling practices. The Parties shall amend the appropriate provisions of this Agreement to reflect such practices.

     (d) Unbundled Products and Other Transmission Services BPA shall offer to the Company the ancillary services, the network integration transmission product, the point-to-point transmission product,


                                                         Contract No. 95MS-94854
                                       43
          and the intertie transmission products that BPA offers to its utility customers. BPA may offer to the Company other unbundled services. If the Company elects to purchase such products, the Parties agree to amend the appropriate provisions of this Agreement.

     (e)  Eccentric Loads

          None of the Company's facilities operating as of the Effective Date shall be billed as Eccentric Loads.

     (f)  Unbundling of Assignability in the Point-to-Point

          Transmission Rate If BPA offers a point-to-point transmission rate schedule that offers the right to purchase point-to-point transmission that is not assignable, the Company shall be eligible to take service under such schedule if the Company chooses to purchase such product. The Parties agree to amend the appropriate provisions of this Agreement to provide for transmission charges for Excess Firm Energy remarketed over BPA's network facilities at BPA's standard tariffs for point- to-point service.

20.  PROVISIONS RELATING TO DELIVERY OF FIRM POWER

     (a)  Delivery to Company's Firm Load

          BPA shall deliver Firm Power to the Company's firm load at the Point(s) of Delivery specified in Exhibit E.

     (b)  Other Provisions Relating to Delivery

          Other provisions relating to delivery shall be as specified in Exhibit A.

21.  ASSIGNMENT OF AGREEMENT

     This Agreement shall inure to the benefit of, and shall be binding upon the respective successors and assigns of the Parties. This Agreement or any interest herein may be transferred or assigned by either Party to another only upon the written consent of the other Party, which shall not be unreasonably withheld, except


                                                         Contract No. 95MS-94854
                                       44
     as specifically provided in this section. The consent of BPA is hereby given to: (a) any assignment to a successor in interest of the Company that agrees to perform the obligations of the Company under this Agreement; and
     (b) any security assignment or other like financing instrument which may be required under terms of any mortgage, trust, security agreement or holder of such instrument of indebtedness made by and between the Company and any mortgagee, trustee, secured party, subsidiary of the Company or holder of such instrument of indebtedness, as security for bonds or other indebtedness of such Company, present or future. Such mortgagee, trustee, secured party, subsidiary, or holder may realize upon such security in foreclosure or other suitable proceedings, and succeed to all right, title, and interests of such Company.

21.  DISPUTE RESOLUTION

     (a) The Parties intend by this Agreement to create contract rights and obligations to be interpreted to carry out the mutual intent of the Parties expressed herein and that such rights and obligations shall be enforceable, to the maximum extent consistent with existing statutes, like any other commercial contract.

     (b) If a dispute arises between the Parties regarding the terms, conditions, or performance of obligations under this Agreement, then the Parties shall continue performance under this Agreement pending resolution of such dispute. Parties shall first seek to resolve any dispute by settlement prior to giving notice of initiation of an arbitration under this Agreement.

     (c) Upon the written notice from either Party to the other Party, any and all disputes arising under the terms of this Agreement or out of performance under this Agreement are subject to arbitration on any issue, including without limitation, issues of fact, any law relating to performance under this Agreement, and contract interpretation.


                                                         Contract No. 95MS-94854
                                       45

     (d) The Company and BPA shall agree to a set of procedures for the conduct of any arbitration under this section 22 by February 1, 1996, and shall attach such procedures as Exhibit H to this Agreement. In the event the Company and BPA have not agreed to a set of procedures prior to a notice of a dispute under this section 22, then the arbitration procedures, for commercial arbitration of the CPR Institute for Dispute Resolution (Non-Administered Arbitration Rules) shall be used for that dispute.

     (e) The Parties agree that all material related to plant technology, plant operations or to proving damages which is submitted by the Company to BPA, the arbitrator or any other party in any dispute under this Agreement is confidential. The Parties shall jointly request a protective order from the arbitrator:

          (1)  preserving the confidentiality of such material;

          (2)  limiting its use to such proceeding; and

          (3) requiring its return to Company at the conclusion of the proceeding.

          BPA agrees not to voluntarily disclose any such information outside of the agency and agrees to restrict access to and use of such information to employees necessary to and for purposes associated only with the conduct of such proceeding. If requested to provide such information to any Federal agency or Congress, BPA shall inform the agency or Congress of the confidential nature of the information and request that the agency or Congress retain the information as confidential. BPA shall also inform the Company of the request prior to complying with the request. Responding to any such request shall not be a breach of this Agreement.

     (f) As part of a decision to resolve the dispute, an arbitrator may direct that one or both of the Parties take actions to meet its obligations under the


                                                         Contract No. 95MS-94854
                                       46

          Agreement and may also direct that one Party pay the other Party an amount of damages caused to a Party as may be determined to result from a breach of the Agreement by the other Party.

     (g) The decision and award of the arbitrator shall be binding on both Parties to the maximum extent permissible under the law existing at the time that the notice of arbitration is given by one Party to the other Party.

     (h) Within 30 days after BPA's receipt of the arbitrator's decision and award, the Administrator shall decide to accept or reject the arbitrator's decision and award, and provide notice of the decision to the Company and the arbitrator. If BPA rejects the arbitrator's decision and award, then the notice shall state whether the Administrator contends that such decision and award is not binding on BPA as a matter of law.

     (i) If BPA provides such a notice to the Company and the arbitrator of nonacceptance of an award directing actions to be taken other than the payment of money, then the arbitrator shall review the decision and issue an alternative award which shall provide for an amount of money damages only. The Administrator shall have 30 days after the receipt of such alternative award to provide notice to the Company and the arbitrator accepting or rejecting the alternative award. If the Administrator rejects an award for the payment of money, then such rejection shall not affect either Party's right to seek to enforce or to challenge the award.

     (j) If BPA fails to provide notice of acceptance, nonacceptance, or rejection of an award as required in section 22(f), 22(g), or 22(i), then the Company may notify BPA that it will terminate this Agreement if BPA fails to provide such notice of acceptance, nonacceptance, or rejection of the award within 21 days. If BPA fails to provide such notice within 21 days of such request, the Company may terminate this Agreement.


                                                         Contract No. 95MS-94854
                                       47

     (k) If BPA notifies the Company that it will not accept any award and decision of the arbitrator directing money to be paid, or upon acceptance does not comply with the award and decision, or seeks to set aside any award on the grounds that the award is not binding on it, then the Company may, by giving notice to BPA within 90 days, terminate this Agreement. Such notice of termination shall be effective 30 days after the date it is received by BPA.

     (l) If the Company fails to comply with an award issued by an arbitrator and has not filed a legal action to modify, vacate, or set aside the award in a court having jurisdiction within 90 days, then BPA may demand performance of the award from the Company. If the Company does not then comply with the award within 90 days after such demand, BPA may terminate this Agreement. This provision shall not limit any other right to seek enforcement or other relief available to BPA.

     (m) Any monetary award entered by an arbitrator shall bear interest at a rate of one-twentieth percent ( 0.05 percent) per day, from the 31st day following receipt of the award by the Parties until the day the award is satisfied.

     (n) Irrespective of whether a notice of termination of this Agreement is given, the Party in whose favor the award and decision was made shall retain all rights to seek enforcement of the award, or other appropriate relief in a court of competent jurisdiction. Nothing in the foregoing shall limit the right of the other Party to seek any remedies it may have under law.

23.  FORCE MAJEURE

     (a)  Definition of Force Majeure

          "Force Majeure" means an event beyond the reasonable control and without the fault or negligence of the Party claiming Force Majeure. Force Majeure includes but is not limited to:


                                                         Contract No. 95MS-94854
                                       48

          (1) strikes or work stoppages, including threats of strikes or imminent strikes, the settlement of which shall be at the sole discretion of the Party subject to the strike;

          (2) events reasonably beyond the control of the Parties (including those events creating actual or imminent safety problems) and which the Party could not, by exercise of reasonable diligence and foresight, have been expected to avoid;

          (3)  floods or other natural disasters; or

          (4) order or injunction entered by any court having competent subject matter jurisdiction or any order of an administrative officer, other than an officer of BPA or the Department of Energy, which cannot be stayed, suspended, or set aside pending review of such order.

          Neither the unavailability of funds or financing, nor conditions of national or local economies or markets shall be considered a Force Majeure. The economic hardship of either Party shall not constitute a Force Majeure.

     (b)  Obligations of the Parties

          Each Party shall notify the other as soon as possible of any Force Majeure which may, in any way, affect the delivery of Firm Power under this Agreement.

          To the extent either Party is prevented, for the duration of the Force Majeure, from meeting its obligations under this Agreement by a Force Majeure, both Parties shall be excused from their respective obligations without liability to the other for the period reasonably required to restore the affected Party's operations to conditions existing prior to the occurrence of the Force Majeure.


                                                         Contract No. 95MS-94854
                                       49

24.  NOTICES

     Unless the Agreement requires otherwise, any notice, demand, or request provided for in this Agreement, or served, given, or made in connection with it, shall be in writing and shall be deemed properly served, given, or made if delivered in person or sent by telegraph, or by acknowledged delivery, or sent by registered or certified mail, postage prepaid, to the persons specified below:

         To the Company:              Mr. Ken Peterson
                                      President and Chief Executive Officer
                                      Columbia Aluminum Corporation
                                      1220 Main St., Suite 200
                                      Vancouver, WA 98660

         To BPA:                      Mr. Sydney D. Berwager - SH
                                      Senior Customer Account Executive
                                      U.S. Department of Energy
                                      Bonneville Power Administration
                                      P.O. Box 3621
                                      Portland, OR 97208-3621

     Any Party may, by written notice to the other Party, change the designation or address of the person so specified as the one to receive notices pursuant to this Agreement.

25.  HOLD HARMLESS

     Each Party hereto hereby assumes all liability for injury or damage to persons or property arising from the act or neglect of its own employees, agents or contractors and shall indemnify and hold the other Party harmless from any liability arising therefrom. Each Party releases the other Party from, and shall indemnify the other Party for, any such liability. As used in this section: (a) the term "Party" means, in addition to such Party itself, its directors, officers, and employees; (b) the term "damage" means all damage, including consequential damage; and (c) the term person" means any person, including those not connected with either Party to this Agreement.


                                                         Contract No. 95MS-94854
                                       50

26.  DAMAGES FOR FAILURE BY BPA TO DELIVER

     In the event BPA fails to deliver the hourly amounts of Firm Energy scheduled by the Company to the plant's Point of Delivery, and such delivery is not restricted by BPA pursuant to its Reserve rights under this Agreement, or such delivery is not excused by section 4(f) of Exhibit A, BPA shall pay the Company (on the date


                                                         Contract No. 95MS-94854
                                       51
     payment by the Company for the Firm Energy would otherwise have been due under this Agreement):

     (a) an amount for each megawatthour of such nondelivery equal to the price at which the Company is, or would be, able to obtain comparable supplies of power at a commercially-reasonable price (adjusted to reflect differences in transmission costs, if any) minus the applicable payment under this Agreement; provided, if such sum as determined above is negative then it shall be deemed to equal zero; or

     (b) liquidated damages as provided for an Event which exceeds an Event Magnitude Limit, if the Company or its agent is unable, notwithstanding its diligent effort to do so, to obtain replacement power.

27.  OBLIGATIONS DURING PERFORMANCE OF THIS AGREEMENT

     During the course of performance of this Agreement by the Company, BPA shall not charge the Company or a third party doing business with the Company any amount, charge or fee of any nature whatever based on the historical purchases made by the Company under any prior power purchase agreements between the Company and BPA. This provision is a material term essential to the Company having entered into this Agreement.

28.  THIRD PARTIES

     The rights, obligations, and benefits of this Agreement shall inure solely to the signatories and the terms, covenants and conditions herein shall not be interpreted to create, nor are they intended to create any right, benefit, or obligation to any third party whatsoever.

29.  SEVERABILITY

     If any term, covenant, or condition of this Agreement or the application of any such term, covenant, or condition shall be held invalid as to any person, entity, or circumstance by any court of competent jurisdiction, then such term, covenant, or


                                                         Contract No. 95MS-94854
                                       52
     condition shall remain in force and effect to the maximum extent permitted by law, and all other terms, covenants, and conditions of this Agreement and their application shall not be affected thereby but shall remain in force and effect unless the court finds that such provision is not severable from all other provisions of this Agreement. The Company's right to terminate this Agreement under section 5(a)(2)(B) shall not be limited by any finding that any term, covenant, or condition of this Agreement is severable.

30.  ENTIRE AGREEMENT

     The terms and provisions contained in this Agreement, including the exhibits and all referenced documents, constitute the entire agreement between the Parties and supersede all previous communications, representations, or agreements, either oral or written, between the Parties with respect to the subject matter of this Agreement. Except as expressly provided in this Agreement, this Agreement shall not supersede agreements with respect to the Prior Contract.


                                                         Contract No. 95MS-94854
                                       53

31.  SIGNATURE CLAUSE

     The signatories hereto represent that they have been duly authorized to enter into this Agreement on behalf of the Party for whom they sign.

IN WITNESS WHEREOF, the Parties have executed this Agreement.

                                       UNITED STATES OF AMERICA
                                       Department of Energy
                                       Bonneville Power Administration




                                       By  SYDNEY D. BERWAGER
                                           -----------------------------------
                                           Senior Customer Account Executive

                                      Name Sydney D. Berwager
                                           -----------------------------------
                                     (Print/Type)

                                      Date  September 28, 1995
                                            ----------------------------------0


COLUMBIA ALUMINUM CORPORATION


By  KENNETH D. PETERSON, JR.
    ----------------------------

Name  Kenneth D. Peterson, Jr.
      --------------------------
(Print/Type)

Title President
      --------------------------

Date  September 20, 1995
      --------------------------


                                                         Contract No. 95MS-94854
                                       54

                                              Exhibit A, Page 1 of 8
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective on the Commencement Date


                           GENERAL CONTRACT PROVISIONS

                                Index to Sections
--------------------------------------------------------------------------------

Section                                                                    Page
1.       Definitions.......................................................   1

2.       Metering..........................................................   2
         (a)   Metering Costs..............................................   2
         (b)   Metering Requirements at Company Facilities.................   2
         (c)   Metering Standards..........................................   3
         (d)   Data Reporting Requirements.................................   4
         (e)   Metering Tests..............................................   5

3.       Facilities........................................................   5
         (a)   Ownership of Facilities.....................................   5
         (b)   Access to Facilities........................................   5
         (c)   General Environmental Provisions............................   6

4.       Deliveries........................................................   6
         (a)   Character of Service........................................   6
         (b)   Voltage Levels..............................................   6
         (c)   Balancing Phase Demands.....................................   7
         (d)   Harmonic Control............................................   7
         (e)   Voltage Flicker.............................................   8
         (f)   Maintenance Outages.........................................   8

5.       Statutory Provisions..............................................   8

1.   DEFINITIONS

     (a) "Federal System" or "Federal System Facilities" means the facilities of the Federal Columbia River Power System (FCRPS). For purposes of this Agreement, the FCRPS includes:

          (1) the Federal Government's generating facilities in the Pacific Northwest for which BPA is the designated marketing agent;

          (2)  the Federal Government's facilities under BPA's jurisdiction;

          (3) any other facilities which BPA has a right to use by contract, license, or treaty; and


                                                         Contract No. 95MS-94854

                                              Exhibit A, Page 2 of 8
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective on the Commencement Date


          (4) any other facilities from which BPA receives generating capability.

     (b) "Prudent Electric Utility Practice" or "Prudent Utility Practice" means, at any particular time, the generally accepted practices, methods, and acts in the electric utility industry that would achieve the desired result. If there are no such practices, methods, and acts, Prudent Electric Utility Practice means the practices, methods, and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result consistent with reliability and safety considerations.

2.   METERING

     (a)  Metering Costs

          The Parties shall bear the costs of metering as provided in sections 2(a)(1) and 2(a)(2), except as otherwise specifically provided in section 2(b).

          (1)  Metering of Existing Facilities

               BPA shall bear the costs of any meter replacement or new meter installation at any Company facility that is used for delivery of Federal power and which is an existing facility on the Effective Date of this Agreement.

          (2)  Metering of New Company Facilities

               The Company shall pay all costs associated with installing BPA-approved metering at the following types of locations established by the Company after the Effective Date of this Agreement:

               (A)  all points of generation integration;

               (B)  all automatic generation control (AGC) interchange points;
                    and

               (C) all other points of electrical interconnection, including convenience points of delivery.

     (b)  Metering Requirements at Company Facilities

          (1)  Points of Automatic Generation Control Interchange

               The following metering is required for each AGC interchange point (a point on a Control Area boundary);

               (A)  telemetering of the kilowatts (kW) at such point; and


                                                         Contract No. 95MS-94854

                                              Exhibit A, Page 3 of 8
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective on the Commencement Date


               (B) hourly metering capable of providing summaries, at the end of each clock hour, of the kilowatthours (kWh) and kilovoltampere reactive hours (kVArh) (lagging and leading) exchanged during the previous hour.

          (2)  Other Electrical Connections

               All electrical interconnections other than AGC interchange points and points of generation integration shall be metered on an hourly basis for both kW/kWh and kilovoltamperes reactive
               (kVAr)/kVArh (lagging and leading) quantities. BPA shall pay for any upgrades or replacement of required meters on facilities existing on the Effective Date; the Company shall pay to meet BPA's metering requirements for all new facilities.

          (3)  Eccentric Loads

               At its own expense, the Company shall separately meter each of its eccentric loads, which are large loads that have an extremely steep ramp rate (more specifically defined in BPA's Billing Policy or product catalog). Eccentric loads shall be metered using telemetering equipment or the equivalent.

     (c)  Metering Standards

          (1) All meters at new installations where the interconnections are "normally closed" shall be capable of providing data electronically unless BPA otherwise agrees.

          (2) BPA will determine whether hourly data or meter slips are required for those interconnections that are normally operated in the "open" position.

          (3) All meters providing data electronically shall be compatible with BPA's electronic metering systems.

          (4) As of the Effective Date, BPA principally uses a telemetering system, a kWh system, and BPA's Revenue Metering System (RMS) for metering. There are acceptable alternatives to each of these specific systems. The Company shall consult with BPA to ensure compatibility of any Company meter with BPA's then-current metering system.

          (5) The Company's meters shall meet BPA's accuracy standards as described in the BPA's Billing Policy.


                                                         Contract No. 95MS-94854

                                              Exhibit A, Page 4 of 8
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective on the Commencement Date


          (6) The Company shall coordinate with BPA to determine BPA's information and communication needs when designing future meter installations.

          (7) BPA-installed metering shall be used exclusively for BPA purposes unless otherwise agreed.

          (8) If the required metering capability is not installed by the Effective Date and until its installation, the Parties shall calculate the hourly quantities using a default methodology specified in the Billing Policy, unless a different methodology is specified in the Points of Delivery Exhibit.

     (d)  Data Reporting Requirements

          (1) Telemetered data shall be furnished to BPA continuously on a real-time basis via 10-30 hertz telemetry, BPA's Supervisory Control and Data Acquisition system, the Interutility Data Exchange system, or other data collection method as determined by BPA.

          (2) Hourly metered data for all points of generation integration and points of AGC interchange shall be furnished to BPA at the end of each clock hour. Data shall be reported through the kWh metering system or an approved alternative.

          (3)  Hourly metered data for:

               (A)  points of delivery (excluding points of AGC interchange);
                    and

               (B)  eccentric loads

               shall be furnished to BPA at least once a month, at the end of the Company's billing cycle.

          (4) The Company shall submit a meter slip to BPA for all metering points which do not currently have:

               (A) metering capable of providing hourly kWh and kVArh quantities; or

               (B) electronic communications for such metered amounts (through the RMS or equivalent).


                                                         Contract No. 95MS-94854

                                              Exhibit A, Page 5 of 8
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective on the Commencement Date


     (e)  Metering Tests

          Each Party shall inspect and test each of its meters used to measure power flowing between the Parties:

          (1)  at least once every 2 years; and

          (2)  upon the request of the other Party.

          Each Party shall give reasonable notice to the other stating when a test or inspection will occur. The other Party has the right to have one or more representatives present at such test or inspection.

3.   FACILITIES

     (a)  Ownership of Facilities

          (1) Except as otherwise expressly provided, equipment or salvable facilities owned by one Party and installed on the property of the other shall remain the property of the owner.

          (2) Each Party shall identify all movable equipment and other salvable facilities which it installed on the other's property by permanently affixing suitable markers plainly identifying the owner. Within a reasonable time after such installation, and again after any subsequent modification of such installation, representatives of the Parties shall jointly prepare an itemized list of said movable equipment and salvable facilities.

     (b)  Access to Facilities

          Whenever one Party has facilities or equipment located on, or planned to be located on, the other's property, the property owner shall give the facility or equipment owner permission to access such property for any reasonable purpose related to such facilities or equipment, including removal. The property owner shall also provide accurate and up-to-date information on those facilities and equipment owned by the property owner, to the extent needed by the other Party to accomplish its purpose.

          Each Party shall have the right, at any reasonable time, to enter the other's property to read meters and inspect the other Party's electric installation. The inspecting Party shall observe written instructions and posted rules and such other necessary instructions or inspection standards to which the


                                                         Contract No. 95MS-94854

                                              Exhibit A, Page 6 of 8
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective on the Commencement Date


          Parties have agreed. Only those electric installations used to deliver power that BPA sells or wheels to the Company shall be subject to inspection.

          The inspecting Party shall be liable for any injury, loss, damage, or accident resulting from their inspection.

     (c)  General Environmental Provisions

          Each Party shall be responsible for the cost of compliance with the requirements of all applicable Federal State, and local environmental laws for its own facilities, even when those facilities are located on the property of the other Party.

4.   DELIVERIES

     (a)  Character of Service

          Unless otherwise provided in this Agreement, BPA shall make electric power available to the Company in the form of 3-phase alternating current, at a nominal frequency of 60 hertz.

     (b)  Voltage Levels

          (1)  Voltage Levels on the Transmission System

               BPA has the right to operate its transmission system as provided below and cannot accept any restriction of that right.

               (A)  500 Kilovolt System

                    BPA shall normally operate its 500 kV transmission system in a range from the nominal voltage to 10 percent above the nominal voltage (500 kV to 550 kV).

               (B)  115-345 Kilovolts

                    BPA shall normally operate its 115-345 kV transmission system within 5 percent of the nominal voltage. BPA normally operates in the range from nominal voltage to 5 percent above, but reserves the right to operate in the lower half of the range. Sometimes BPA will allow some of its transmission lines or facilities to operate above or below the normal voltage limits where no substantive damage will occur from this operation.

          (2)  Voltage Levels at Points of Delivery

               When the nominal voltage at the Company's point of delivery is 115 kV or more, BPA shall deliver power to the Company at the operating voltage of the transmission system. If the nominal voltage


                                                         Contract No. 95MS-94854

                                              Exhibit A, Page 7 of 8
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective on the Commencement Date


               at the Company's point of delivery is below 115 kV, the delivery voltage may differ from the operating voltage of the transmission system as a result of the "turns ratio" and impedance of the transformer providing the delivery service.

          (3)  Voltage Schedules

               Voltage schedules are necessary for the efficient and reliable transmission of electrical power. BPA will establish a voltage schedule for each critical (or key) substation, as determined by BPA. Depending on the hourly operating requirements at each substation and at each point of generation integration, BPA will issue a target voltage (set- point) for the voltage schedule. At any time, BPA may reset the voltage schedule. The Company shall take all appropriate actions to help BPA maintain the established voltage schedule.

          (4)  Voltage Levels During Abnormal System Conditions

               During outages or emergencies, BPA will maintain delivery voltage within 10 percent of the nominal voltage for all facilities having a nominal voltage less than 500 kV. BPA will normally match other transmission providers' voltage levels for abnormal system conditions when they share transmission responsibilities. At times during abnormal system conditions, BPA may need the Company to supply additional reactive power from its generating facilities (relative to normal requirements) to maintain reasonable voltage levels. The Company shall use its best efforts to comply with BPA's request.

          (c)  Balancing Phase Demands

               The current on any one phase shall not deviate by more than 5 percent from the current on any other phase, unless otherwise agreed by the Parties.

          (d)  Harmonic Control

               Each Party shall design, construct, operate, maintain, and use its electric facilities in accordance with Prudent Utility Practice to reduce, to acceptable levels, the harmonic currents and voltages which pass into the other Party's facilities. To that end, the Parties shall be guided by the recommended practices and requirements for harmonic control specified in The Institute of Electrical and Electronics Engineers, Inc. (IEEE) Electrical Power System Standard 519-1992, or its successor. The Parties shall accomplish harmonic reductions using equipment which is specifically designed, and permanently operated and maintained, as an integral part of the facilities of the Party which owns the system on which the harmonics are generated.


                                                         Contract No. 95MS-94854

                                              Exhibit A, Page 8 of 8
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective on the Commencement Date


          (e)  Voltage Flicker

               Voltage flicker is normally detectable through visible variations in light intensity. However, flicker may be present even when no light variations are detectable. Since flicker is disruptive to lighting and can damage computer equipment, it must be controlled. IEEE Recommended Practices and Requirements for Harmonic Control in Electric Power Systems, (IEEE Standard 519) provides definitions and limits on acceptable levels of voltage flicker, as set by IEEE Standard 519. Both Parties shall control voltage flicker on their respective systems as required by IEEE Standard 519.

          (f)  Maintenance Outages

               The Company, BPA or a transferor may temporarily interrupt or reduce deliveries of electric power if any such party determines that such interruption or reduction is necessary or desirable to install equipment in, make repairs to, make replacements within, conduct investigations and inspections of, or perform other maintenance work on, the Company's facilities, the Federal System, or the transferor's system.

               Except in an emergency where such notice is not possible, the interrupting party shall notify the other affected entities in advance of an interruption or reduction in service. The interrupting party shall identify the reason for such interruption or reduction, and the probable duration. To the extent reasonable or appropriate, the Company or BPA shall schedule such interruption or use temporary facilities or equipment to minimize the effect of any such interruption or outage.

5.   STATUTORY PROVISIONS

     (a) The provisions of sections 9(c) and (d) of Public Law 96-501 and the provisions of Public Law 88-552 (the Provisions) as may be amended prior to the execution of this Agreement are hereby incorporated by this reference.

     (b) BPA agrees that the Company, together with other companies in the Pacific Northwest, shall have priority to power that BPA has available for sale, in conformity with the Provisions.


                                                         Contract No. 95MS-94854

                                              Exhibit B, Page 1 of 1
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective on the Commencement Date


                              FEES FOR REMARKETING


Excess Firm Energy remarketed pursuant to section 18(b) of this Agreement shall be subject to the following charges:

1. One-Tenth (0.1) mill per kilowatthour multiplied by the total amount of energy remarketed under section 18(b)(2)(C), plus the scheduling and dispatching fee under BPA's ancillary services rate schedule.

2.   Two thousand dollars ($2,000) per contract under section 18(b)(2)(A) and section 18(b)(2)(B), plus the scheduling and dispatching fee under BPA's ancillary services rate schedule.

The Parties may agree to different charges for specific transactions. The prices above are inclusive, including scheduling and dispatch, sales, billing, invoicing, and other administrative services.


                                                         Contract No. 95MS-94854

                                              Exhibit C, Page 1 of 1
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective on the Commencement Date


                                  RATE SCHEDULE


                                                         Contract No. 95MS-94854

                                              Exhibit D, Page 1 of 1
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective on the Commencement Date


                          MONTHLY AMOUNTS OF FIRM POWER

CONTRACT YEAR 10/01/96 THROUGH 09/30/97


               HLH       LLH      Demand                                 HLH          LLH       Demand
Month         (MWh)     (MWh)      (MW)              Month              (MWh)        (MWh)       (MW)
-----         -----     -----     -----              -----              -----        -----      ------
October                                              April             42,871       46,917      300.75
November                                             May              129,924       93,834      300.75
December                                             June             120,300       96,240      300.75
January                                              July             129,924       93,834      300.75
February                                             August            42,871       46,917      300.75
March                                                September        125,112       58,858      300.75




CONFIDENTIAL

                                              Revision No. 1
                                              Exhibit D, Page 1 of 1
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective at 2400 hours
                                                  on September 30, 1996

                          MONTHLY AMOUNTS OF FIRM POWER

This revision shows monthly amounts of HLH and LLH Firm Energy and Demand for Contract Year 1996-1997.

CONTRACT YEAR 10/01/96 THROUGH 09/30/97


             HLH        LLH      Demand                        HLH        LLH        Demand
Month       (MWh)      (MWh)      (MW)        Month           (MWh)      (MWh)        (MW)
-----       -----      -----     ------       -----           -----      -----       -------
October       0          0          0         April           42,871     46,917      295.125
November      0          0          0         May            127,572     92,136      295.306
December      0          0          0         June           118,250     94,440      295.125
January       0          0          0         July           127,572     92,136      295.306
February      0          0          0         August          51,965     52,113      295.306
March         0          0          0         September      122,772     58,858      295.125



ACCEPTED:

GOLDENDALE ALUMINUM COMPANY                   UNITED STATES OF AMERICA
                                              Department of Energy
                                              Bonneville Power Administration

By  GERALD F. MILLER                          By  SYDNEY D. BERWAGER
    ---------------------------------             -----------------------------
Name   Gerald F. Miller                           Sydney D. Berwager
       ------------------------------             -----------------------------
(Print/Type)                                      Account Executive

Title  Vice President                         Name  ___________________________
       ------------------------------         (Print/Type)
Date       3-6-97
       ------------------------------         Date  March 4, 1997
                                                    ---------------------------


                                                         Contract No. 95MS-94854

                            Revision No. 5, Exhibit D
                          MONTHLY AMOUNTS OF FIRM POWER

This revision shows monthly amounts of HLH and LLH Firm Energy and Demand for Contract Year 1999-2000.

EFFECTIVE DATE
This Revision No. 5 will take effect at 2400 hours on September 30, 1999.

CONTRACT YEAR 10/01/1999 THROUGH 09/30/2000


               HLH         LLH      Demand                      HLH           LLH      Demand
Month         (MWh)       (MWh)      (MW)       Month          (MWh)         (MWh)      (MW)
-----         -----       -----     ------      -----          -----         -----     ------
October      122,720     97,055       295       April               0           0          0
November     122,720     89,680       295       May            45,360      32,760        105
December     127,440     92,040       295       June          122,720           0        295
January      122,720     96,760       295       July          122,720      96,760        295
February      78,800     58,312       197       August        127,440      92,040        295
March              0          0         0       September     122,720      89,680        295
                                                  TOTAL     1,115,360     745,087        295



ACCEPTED:

GOLDENDALE NORTHWEST ALUMINUM,                 UNITED STATES OF AMERICA
  INC. (GOLDENDALE ALUMINUM                    Department of Energy
  COMPANY)                                     Bonneville Power Administration


By  GERALD F. MILLER                           By  SYDNEY D. BERWAGER
    ----------------------------------             --------------------------
                                                   Senior Account Executive
Name  Gerald F. Miller
      --------------------------------
(Print/Type)                                   Name  Sydney D. Berager
                                                     ------------------------
             Vice President                            (Print/Type)
Title General Counsel, and Secretary
      --------------------------------         Date          1/29/99
                                                     ------------------------
Date       1-29-99
      -------------------------------


--------------------------------------------------------------------------------

95MS-94854, Goldendale Aluminum Company                                   1 of 1

                                              Exhibit E, Page 1 of 2
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective on the Commencement Date


                               POINTS OF DELIVERY

1.   THE HARVALUM POINT OF DELIVERY

     Location: the point in the Company's rectifier substation where the 23 kilovolt (kV) facilities of the Government and the Company are connected;

     Voltage: 23 kV;

     Metering: in the Government's Harvalum Substation, in the 230 kV circuits over which such electric power and energy flows;

     Adjustment: for transmission losses between the metering, location and Point of Delivery;

     Demand Limit: 315,000 kilowatts.

2.   AT-SITE SETTLEMENT AGREEMENT

     As set forth in Bonneville's At-Site Settlement Agreement with Martin Marietta Corporation (MMC), Contract No DE-MS79-82BP90894, Bonneville owns all the equipment in the Harvalum Substation including the specific equipment identified in section 2(e), below. By the terms of Transfer and Assignment Agreement, No. DE-MS79-87BP92419, the At-Site Settlement Agreement was terminated with respect to Columbia Aluminum Corporation (Columbia) and the active provisions are incorporated herein. References to Columbia shall also apply to Columbia's assignee(s), if any.

     (a) Columbia hereby relinquishes any right to any alleged past or future at-site credit entitlements.

     (b) Columbia will continue to provide a rent-free lease to Bonneville for Bonneville's use of that portion of Columbia's land on which the Harvalum Substation is located. Columbia will also provide Bonneville with rent-free access to that land for operation and maintenance purposes. These rent-free leases will continue for as long as Bonneville requires the substation for service to Columbia or any of Bonneville's other customers. Columbia reserves the right to move the Substation to any comparable area of its property, provided Columbia pays the costs directly involved in such a move.

     (c) If Bonneville determines that it is necessary to install new transmission lines to provide adequate support of the Harvalum bus, Columbia will provide Bonneville with a rent-free easement to any mutually agreeable and reasonable transmission line corridor. Bonneville shall, however, be liable for the costs


                                                         Contract No. 95MS-94854

                                              Exhibit E, Page 2 of 2
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective on the Commencement Date


          of said new transmission. lines as well as any costs associated with corridor preparation.

     (d) An appropriate payment for use of the standby transformer (3rd bank) and associated high and low side switching facilities will be assessed to Columbia in accordance with similar arrangements with other direct service industries for provision or space facilities.

     (e) Bonneville shall be responsible for maintaining the Government's equipment and facilities located at Harvalum Substation including, but not limited to, the equipment and facilities transferred to Bonneville by MMC under the Bill of Sale dated May 28, 1982.


                                                         Contract No. 95MS-94854

                                              Exhibit E, Page 3 of 2
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective on the Commencement Date


                     UNRECOVERABLE COSTS AND TRANSFER COSTS

1.   UNRECOVERABLE COSTS

     (a) The unrecoverable costs in BPA substation or transmission facilities used to serve the Company's load, shall include the following unamortized investment in the facilities:


                                                 Unamortized
                                                  Investment
                                                 -----------
               Prior to October 1, 1996            3,489,850
               Contract Year 1997                  3,472,731
               Contract Year 1998                  3,600,807
               Contract Year 1999                  3,579,153
               Contract Year 2000                  3,555,147
               Contract Year 2001                  3,528,519



     (b) If the facilities must be removed from the site, the unrecoverable costs shall include, in addition to the unamortized investment for such facilities, all reasonable costs involved in the disposition of such facilities, such as, but not limited to, labor in dismantling equipment, transportation, site restoration and cleanup (except for the cost covered under section 3(c) of Exhibit A), less any mitigation, such as the salvage value of such equipment.

2.   TRANSFER COSTS

     The Company is not served by transfer over third-party facilities.


                                                         Contract No. 95MS-94854

                                              Exhibit E, Page 4 of 2
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective on the Commencement Date

                             ARBITRATION PROCEDURES


                                                         Contract No. 95MS-94854

                                              Exhibit E, Page 5 of 2
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective on the Commencement Date

                            USE-OF-FACILITIES CHARGE


                                          I&A(1)       I&A        O&M(2)
                                         Annual       Annual      Annual
Facility                Investment     Cost Ratio      Cost        Cost        Demand      $/kW/yr
--------                ----------     ----------      ----        ----        ------      -------
                                           (3)                     (4)
Harvalum Substation     $4,128,492        7.91%      $326,564    $405,954      294,750      $2.49


                           Total Use-of-Facilities Charge (Harvalum) = 0.207.$/kW/mo

--------------------------
1    Investment and amortization.
2    Operations and maintenance.
3    Based on ACR table dated 6/2/95, column 8 minus column 5 for F substation category.
4    Based on O&M table dated 6/2/95.



1.   CHANGES TO THE USE-OF-FACILITIES CHARGE

     (a)  Changes in Costs and Demands.

          This Exhibit I may be revised annually to reflect changes in: (1) the yearly noncoincidental demands on the facility under this Agreement and other agreements; (2) changes in I&A annual cost ratio; (3) changes in O&M annual cost; and (4) changes in the general transfer agreement costs, if applicable. Any changes in the costs or demands used in calculating the use-of-facilities change in this Exhibit I are subject to the dispute resolution provisions of section 22.

     (b)  Limits on Changes in Use-of-Facilities Charge

          The sum of the annual costs for I&A annual cost, O&M annual cost, and the cost of general transfer agreements, if applicable, used in calculating the use- of-facilities charge shall not exceed a limit equal to 150 percent of such total annual cost specified in the initial Exhibit I as adjusted for changes in investments. The formula used for determining the use-of-facilities charge shall not change from the formula used in developing the initial Exhibit I.


                                                         Contract No. 95MS-94854

                                              Exhibit E, Page 6 of 2
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective on the Commencement Date


                           STABILITY RESERVE SCHEME(S)

1. Import Contingency Load Tripping Schemes: Remedial Action Scheme for the loss of the AC Intertie and Remedial Action Scheme for the loss of the DC Intertie.


                                                         Contract No. 95MS-94854

                                              Exhibit E, Page 7 of 2
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective on the Commencement Date


2.   NEW INVESTMENTS IN FACILITIES SERVING THE COMPANY

     (a)  Use-of-Facilities Charge

          If new investments are proposed by BPA and agreed to by the Company in accordance with the provisions of section 5(b)(1)(C), such investments shall be used in the use-of-facilities charge under this Agreement.

     (b)  Change in Rate Test Limit

          If BPA makes such new investments, the limit on the use-of-facilities charge specified in section 1(b) of this Exhibit I shall be proportionately increased to reflect such new investments.


                                                         Contract No. 95MS-94854

                                              Exhibit D, Page 1 of 1
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective on the Commencement Date

                          MONTHLY AMOUNTS OF FIRM POWER

CONTRACT YEAR 10/01/96 THROUGH 09/30/97


                     HLH       LLH       Demand                        HLH        LLH       Demand
      Month         (Mwh)     (Mwh)       (MW)       Month            (MWh)      (MWh)       (MW)
      -----         -----     ----       ------      -----            -----      -----      ------
      October         0         0           0        April            42,871     46,917     300.75
      November        0         0           0        May             129,924     93,834     300.75
      December        0         0           0        June            120,300     96,240     300.75
      January         0         0           0        July            129,924     93,834     300.75
      February        0         0           0        August           42,871     46,917     300.75
      March           0         0           0        September       125,112     58,858     300.75




                                                         Contract No. 95MS-94854

                                              Exhibit E, Page 8 of 2
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective on the Commencement Date


                          MONTHLY AMOUNTS OF FIRM POWER

This Revision No. I revises the monthly amounts of HLH and LLH Firm Energy and Demand for Contract Year 1996-1997, and replaces the previously executed Revision No. 1.

CONTRACT YEAR 10/01/96 THROUGH 09/30/97


                     HLH       LLH       Demand                       HLH        LLH       Demand
      Month         (Mwh)     (Mwh)       (MW)       Month           (MWh)      (MWh)       (MW)
      -----         -----     -----      ------      -----           -----       ----      ------
      October         0         0          0         April           42,871     46,917     295.125
      November        0         0          0         May            125,280     90,480     295.000
      December        0         0          0         June           116,000     92,800     295.000
      January         0         0          0         July           125,280     90,480     295.000
      February        0         0          0         August          62,400     49,200     295.000
      March           0         0          0         September      120,581     65,313     295.000



ACCEPTED:

GOLDENDALE ALUMINUM COMPANY                   UNITED STATES OF AMERICA
                                              Department of Energy
                                              Bonneville Power Administration

By  GERALD F. MILLER
    --------------------------------

Name   Gerald F. Miller
      ------------------------------          By  SYDNEY D. BERWAGER
                                                  ------------------------------
(Print Type)                                      Sydney D. Berwager
                                                  ------------------------------
                                                  Senior Account Executive
Title    Vice President, Energy &
         Government Affairs
       -----------------------------
                                              Name______________________________
Date     May 18, 1997                         (Print Type)
       -----------------------------
                                              Date  May 9, 1997
                                                    ----------------------------


                            Contract No. 95MS-94854

                                              Exhibit E, Page 9 of 2
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective on the Commencement Date


                          MONTHLY AMOUNTS OF FIRM POWER

This revision shows monthly amounts of HLH and LLH Firm Energy and Demand for Contract Year 1997-1998.

CONTRACT YEAR 10/01/97 THROUGH 09/30/98



                         HLH       LLH       Demand                        HLH       LLH     Demand
        Month           (Mwh)     (Mwh)       (MW)        Month           (MWh)     (MWh)     (MW)
        -----           -----     -----      ------       -----         -------    ------    -----
        October         6,480     4,695         15        April               0         0       0
        November      104,000    83,200        260        May           108,160    85,280     260
        December      112,320    81,120        260        June          108,160    79,040     260
        January       112,320    81,120        260        July          112,320    81,120     260
        February       99,840    74,880        260        August        108,160    85,280     260
        March           4,688     3,697      11.27        September     108,160    79,040     260


ACCEPTED:

GOLDENDALE ALUMINUM COMPANY                   UNITED STATES OF AMERICA
                                              Department of Energy
                                              Bonneville Power Administration

By  GERALD F. MILLER
    -----------------------------------
Name   Gerald F. Miller                       By  SYDNEY D. BERWAGER
     ----------------------------------           ------------------------------
(Print Type)                                      Sydney D. Berwager
                                                  ------------------------------
                                                  Senior Account Executive
Title    Vice President, Energy &
         Government Affairs
     ----------------------------------       Name _____________________________
Date     May 18, 1997                         (Print Type)
     ----------------------------------
                                              Date     April 18, 1997
                                                    ----------------------------


                                                         Contract No. 95MS-94854

                                              Exhibit E, Page 10 of 2
                                              Contract No. 95MS-94854
                                              Columbia Aluminum Corp.
                                              Effective on the Commencement Date


                          MONTHLY AMOUNTS OF FIRM POWER

This revision shows monthly amounts of HLH and LLH Firm Energy and Demand for Contract Year 1998-1999.

CONTRACT YEAR 10/01/98 THROUGH 09/30/99


                       HLH           LLH        Demand                      HLH       LLH      Demand
       Month          (Mwh)         (Mwh)        (MW)       Month          (MWh)     (MWh)      (MW)
       -----          -----         -----       ------      -----          -----     -----     -------
       October             0            0          0        April                                  0
       November      118,000       94,400        295        May           122,720    96,760      295
       December      127,440       92,040        295        June          122,720    89,680      295
       January       122,720       96,760        295        July          127,440    92,040      295
       February            0            0          0        August        122,720    96,760      281
       March               0            0          0        September     116,688    84,191
                                                              TOTAL       980,448   742,631



ACCEPTED:

GOLDENDALE ALUMINUM COMPANY                   UNITED STATES OF AMERICA
                                              Department of Energy
                                              Bonneville Power Administration

By  GERALD F. MILLER
    -----------------------------------
Name     Gerald F. Miller
      ---------------------------------       By  SYDNEY D. BERWAGER
(Print Type)                                      -----------------------------
                                                  Sydney D. Berwager
                                                  -----------------------------
                                                  Senior Account Executive
Title    Vice President, Energy &
         Government Affairs
      ---------------------------------
                                              Name_____________________________
Date     January 30, 1998                     (Print Type)
      ---------------------------------
                                              Date     February 6, 1998
                                                    ---------------------------


                                                         Contract No. 95MS-94854

                            Revision No. 4, Exhibit D
                          MONTHLY AMOUNTS OF FIRM POWER

This Revision No. 4 changes the monthly amounts of HLH and LLH Firm Energy and Demand during November, December, January, and February for Contract Year 1998-1999. This Revision No. 4 is effective at 2400 hours on September 30, 1998.

CONTRACT YEAR 10/01/1998 THROUGH 09/30/1999


                       HLH         LLH      Demand                      HLH        LLH      Demand
        Month         (Mwh)       (Mwh)      (MW)       Month          (MWh)      (MWh)      (MW)
        -----         -----       -----     ------      -----          -----      -----     ------
        October           0          0          0       April                                    0
        November    112,400     89,920        281       May           122,720     96,760       295
        December    122,256     88,296        283       June          122,720     89,680       295
        January     118,976     93,808        286       July          127,440     92,040       295
        February     14,976     11,232         39       August        122,720     96,760       295
        March             0          0          0       September     116,688     84,191
                                                          TOTAL       980,448    742,631



ACCEPTED:

GOLDENDALE ALUMINUM COMPANY                   UNITED STATES OF AMERICA
                                              Department of Energy
                                              Bonneville Power Administration

By  GERALD F. MILLER
    ------------------------------------
Name   Gerald F. Miller
      ----------------------------------      By SYDNEY D. BERWAGER
(Print Type)                                     ------------------------------
                                                 Sydney D. Berwager
                                                 ------------------------------
                                                 Senior Account Executive
Title    Vice President, Energy &
         Government Affairs
      ---------------------------------
                                              Name____________________________
Date     November 2, 1998                     (Print Type)
      ---------------------------------
                                              Date     October 30, 1998
                                                    --------------------------


                                                         Contract No. 95MS-94854

[LOGO]
                              Department of Energy
                         Bonneville Power Administration
                                  P.O. Box 3621
                           Portland, Oregon 97208-3621

January 29, 1999

In reply refer to:  PSB-6

                                                     Amendment No. 3
                                                     Contract No. 95MS-94854
                                                     POWER SALES AGREEMENT

Mr. Gerald F. Miller
Vice President, General Counsel, and Secretary
Golden Northwest Aluminum, Inc.
  (Goldendale Aluminum Company)
1111 Main Street, Ste. 710
Vancouver, WA 98660

Dear Mr. Miller:

This letter agreement (Amendment) constitutes an amendment to Contract No. 95MS-94854 (Power Sales Agreement) between the Bonneville Power Administration
(BPA) and Goldendale Aluminum Company (Company). BPA and the Company are referred to individually as "Party" and jointly as "Parties." The Company has requested, and BPA has agreed, to allow the Company to purchase 1,115,360 kilowatthours per hour (kWh per hour) of Heavy Load Hour (HLH) and 745,087 kWh per hour of Light Load Hour (LLH) Firm Energy during the Contract Year beginning October 1, 1999, and ending on September 30, 2000, and to purchase 1,186,976 kWh per hour of HLH and 799,983 kWh per hour of LLH Firm Energy during the Contract Year beginning October 1, 2000, and ending on September 30, 2001. As such, the Parties have agreed to amend the Power Sales Agreement in order to change the amounts of HLH and LLH Firm Energy to be purchased by the Company during the Contract Years 1999-2000 and 2000-2001.

Therefore, BPA proposes the following terms and conditions:

     1. EFFECTIVE DATE. This Amendment, when executed by the Parties, shall become effective at the time of execution.

     2. DEFINITIONS. All capitalized terms used herein shall be as defined in the Power Sales Agreement or the General Rate Schedule Provisions, unless otherwise specified in this Amendment.

     3. AMENDMENT OF POWER SALES AGREEMENT. The Power Sales Agreement is amended as follows:

     Section 9(b) is deleted and replaced by the following:

     "(b) Annual Amounts of Firm Energy. The Company shall purchase, during each Contract Year, the following annual amounts of HLH and LLH Firm Energy:


      Contract                 Firm LHL                  Firm LLH
        Year                 Energy (MWh)              Energy (MWh)
      ---------              ------------              ------------
      1996-1997                591,002                   436,600
      1997-1998                984,608                   738,472
      1998-1999                980,448                   742,631
      1999-2000              1,115,360                   745,087
      2000-2001              1,186,976                   799,983


If this Amendment is acceptable to the Company, please so indicate by signing both originals and return one original to me. The remaining original is for your files.

                                      Sincerely,


                                      SYDNEY D. BERWAGER

                                      Senior Account Executive

                                      Name:    Sydney D. Berwager
                                               -----------------------------
                                      (Print/Type)

ACCEPTED:

GOLDEN NORTHWEST ALUMINUM, INC.
(GOLDENDALE ALUMINUM COMPANY)


By  GERALD F. MILLER
    ----------------------------------

Name  Gerald F. Miller
      --------------------------------
(Print/Type)

              Vice President,
Title General Counsel, and Secretary
      --------------------------------

Date     January 29, 1999
      --------------------------------


                                         95MS-94854, Goldendale Aluminum Company